UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Oportun Financial Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of the Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

April 28, 2022

Dear Oportun Stockholder:

I am pleased to invite you to attend the 2022 Annual Meeting of Stockholders (and any postponement, adjournment or delay thereof, the “Annual Meeting”) of Oportun Financial Corporation (“Oportun” or the “Company”) on Tuesday, June 14, 2022, beginning at 8:00 a.m. Pacific time. The Annual Meeting will be held virtually via a live interactive audio webcast on the internet. You will be able to vote and submit your questions during the Annual Meeting at www.virtualshareholdermeeting.com/OPRT2022.

Your vote is very important. Regardless of whether you plan to virtually attend the Annual Meeting, we hope you will vote as soon as possible. You may vote by proxy over the internet, by telephone or, if you received paper copies of the proxy statement by mail, you may also vote by mail by following the instructions on your proxy card. The attached proxy statement contains details of the business to be conducted at the Annual Meeting and additional information on how to vote.

On behalf of the board of directors, I would like to express our appreciation for your ongoing support of Oportun and our mission to provide inclusive, affordable financial services.

Sincerely,

Raul Vazquez

Chief Executive Officer

Oportun Financial Corporation

2 Circle Star Way

San Carlos, California 94070

Notice of the 2022 Annual Meeting of Stockholders

Date and Time:	The Annual Meeting will be held virtually through a live, interactive audio webcast on Tuesday, June 14, 2022 at 8:00 a.m. Pacific time. There will be no physical meeting location.

Access to the Audio Webcast of the Annual Meeting:

The live, interactive audio webcast of the Annual Meeting will begin promptly at 8:00 a.m. Pacific time. Online access will open approximately 15 minutes prior to the start of the Annual Meeting to allow time for you to log in and test your computer audio system. We encourage you to access the Annual Meeting prior to the start time.

Log in Instructions:

To attend the Annual Meeting, log in at www.virtualshareholdermeeting.com/OPRT2022. You will need your unique control number on your proxy card (printed in the box and marked by the arrow) or on the instructions that accompanied your proxy materials.

Submitting Questions for the Virtual Annual Meeting:

You may submit a question in advance of the meeting by visiting www.proxyvote.com. Once online access to the Annual Meeting is open, stockholders may submit questions, if any, on www.virtualshareholdermeeting.com/OPRT2022. To log-in to either site to submit a question, you will need your unique control number included on your proxy card (printed in the box and marked by the arrow) or on the instructions that accompanied your proxy materials. Questions pertinent to Annual Meeting matters will be answered during the Annual Meeting, subject to time constraints.

Voting Your Shares at the Virtual Annual Meeting:

You may vote your shares at the Annual Meeting even if you have previously submitted your vote. For instructions on how to do so, see the section below titled “Voting and Meeting Information—How do I vote?”

Meeting Agenda:	1)

To elect each of the three Class III directors nominated by our board of directors (the “Board”) and named in this proxy statement to serve for a three-year term until our 2025 annual meeting of stockholders.

	2)	To ratify the appointment of Deloitte & Touche, LLP as our independent registered public accounting firm for the year ending December 31, 2022.

	3)	To approve, on an advisory basis, Oportun’s named executive officer compensation, as described in the proxy materials.

	4)	To conduct any other business properly brought before the Annual Meeting.

Record Date:	The record date for the Annual Meeting is April 18, 2022 (the “Record Date”). Only stockholders of record at the close of business on that date may vote at the Annual Meeting.

Mailing Date:

We expect to mail a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement and annual report on or about April 28, 2022. The Notice provides instructions on how to vote via the Internet or by telephone and includes instructions on how to receive a paper copy of our proxy materials by mail. The accompanying proxy statement and our annual report can be accessed directly at the following Internet address: www.proxyvote.com. You will be asked to enter the sixteen-digit control number located on your Notice or proxy card.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on June 14, 2022. The Notice of Meeting, Proxy Statement, and Annual Report on Form 10-K are available free of charge at www.proxyvote.com and at www.investor.oportun.com.

This document includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including but not limited to statements regarding our environmental and social goals, commitments, and strategies. These statements involve risks and uncertainties. Actual results could differ materially from any future results expressed or implied by the forward-looking statements for a variety of reasons, including due to the risks and uncertainties that are discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 that has been filed with the Securities and Exchange Commission (“SEC”) and subsequent filings we may make with the SEC from time to time. We assume no obligation to update any forward-looking statements or information after the date of this proxy statement.

Voting and Meeting Information

The information provided in this “Voting and Meeting Information” section is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement and references to our website in this proxy statement are inactive textual references only.

Why did I receive a notice regarding the availability of proxy materials on the Internet?

We have elected to provide access to our proxy materials over the Internet. Accordingly, we have sent you a Notice because our Board is soliciting your proxy to vote at the Annual Meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or to request a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice.

We expect to mail the Notice on or about April 28, 2022 to all stockholders of record entitled to vote at the Annual Meeting.

Why are we holding a virtual Annual Meeting?

The Annual Meeting will be conducted as a virtual meeting of stockholders by means of a live interactive audio webcast. We believe that hosting a virtual meeting enables greater stockholder attendance and participation from any location, improved communication and cost savings to our stockholders. The virtual Annual Meeting will allow our stockholders to ask questions and to vote.

How do I attend and participate in the Annual Meeting?

The Annual Meeting will be held at 8:00 a.m. Pacific time on June 14, 2022 at www.virtualshareholdermeeting.com/OPRT2022. We encourage you to access the Annual Meeting prior to the start time. Online access to the live, interactive audio webcast will open approximately 15 minutes prior to the start of the Annual Meeting, and you should allow ample time to ensure your ability to access the Annual Meeting.

The stockholders’ question and answer session will include questions submitted in advance of, and questions submitted live, during the Annual Meeting. You may submit a question in advance of the meeting by visiting www.proxyvote.com. You may submit a question at any time during the Annual Meeting by visiting www.virtualshareholdermeeting.com/OPRT2022. To log-in to either site to submit a question, you will need your unique control number included on your proxy card (printed in the box and marked by the arrow) or on the instructions that accompanied your proxy materials. Questions pertinent to the Annual Meeting matters will be answered during the Annual Meeting, subject to time constraints.

What if I have technical difficulties or trouble accessing the virtual meeting website during the check-in time or during the Annual Meeting?

Technicians will be available to assist you if you experience technical difficulties accessing the virtual meeting website. If you encounter any difficulties accessing the virtual meeting website, please call 800-586-1548 (domestic) or 303-562-9288 (international) for assistance.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on the Record Date will be entitled to vote at the meeting. On the record date, there were 32,807,002 shares of common stock outstanding and entitled to vote.

1

Stockholder of Record: Shares Registered in Your Name

If, on the Record Date, your shares of common stock were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote during the Annual Meeting, or by proxy via the internet, telephone, or mail. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Nominee

If, on Record Date, your shares of common stock were held, not in your name, but rather by a broker, bank, or other nominee, then you are the beneficial owner of shares held in “street name” and Annual Meeting materials will be forwarded to you by your broker, bank or other nominee. Your broker, bank or nominee is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other nominee regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. Since you are not the stockholder of record, you may vote your shares during the Annual Meeting only by obtaining a “legal proxy” and following the instructions from your broker, bank or other nominee.

What matters am I voting on?

There are three matters scheduled for a vote:

•	Election of each of three Class III directors nominated by our Board and named in this proxy statement to serve for a three-year term until our 2025 annual meeting of stockholders;

•	Ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2022; and

•	Approval, on an advisory non-binding basis, of the compensation of our named executive officers, as described in this proxy statement.

What if another matter is properly brought before the meeting?

Our Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named as proxyholders in this proxy statement will vote on those matters.

How do I vote?

The procedures for voting are as follows:

Voting by Proxy Without Attending the Annual Meeting

You may direct how your shares are voted by proxy without attending the Annual Meeting.

You may vote your shares by proxy in any of the following three ways:

•

Using the Internet. Stockholders of record may vote online before the Annual Meeting, by going to www.proxyvote.com and following the instructions. Beneficial owners may vote by accessing the website specified on the voting instruction forms provided by their brokers, banks or other nominees. You will be required to enter the control number that is included on your proxy card or other voting instruction form provided by your broker, bank or other nominee. Online proxy voting via the internet is available 24 hours a day and will close 8:59 p.m. Pacific time, on June 13, 2022 for shares held by stockholders of record. Internet proxy voting is provided to allow you to vote your shares online, with

2

procedures designed to ensure the authenticity and correctness of your proxy vote instructions. Please be aware that you must bear any costs associated with your internet access.

•

By Telephone. Stockholders of record may vote by calling 1-800-690-6903 and following the recorded instructions. Beneficial owners may vote by calling the number specified on the voting instruction forms provided by their brokers, trusts, banks or other nominees. You will be required to enter the control number that is included on your proxy card or other voting instruction form provided by your broker, trust, bank or other nominee. Telephone proxy voting is available 24 hours a day and will close 8:59 p.m., Pacific time, on June 13, 2022 for shares held by stockholders of record.

•

By Mail. Stockholders of record may submit proxies by mail by signing and dating the printed proxy cards included with their proxy materials and mailing them in the accompanying pre-addressed envelopes to be received prior to the Annual Meeting. Beneficial owners may vote by signing and dating the voting instruction forms provided and mailing them in the accompanying pre-addressed envelopes in accordance with the instructions provided.

Voting at the Virtual Annual Meeting

You may vote your shares at the Annual Meeting even if you have previously submitted your vote. To vote at the Annual Meeting, log in at www.virtualshareholdermeeting.com/OPRT2022. You will need your unique control number included on your proxy card (printed in the box and marked by the arrow) or on the instructions that accompanied your proxy materials. If you are the beneficial owner of shares held through a broker, bank other nominee, please follow the instructions provided by your broker, bank or other nominee.

Can I change my vote?

If you are a stockholder of record, you may revoke your proxy at any time before it is exercised at the Annual Meeting by (i) delivering written notice, bearing a date later than the proxy, stating that the proxy is revoked, (ii) submitting a later-dated proxy relating to the same stock by mail, telephone or the internet prior to the vote at the Annual Meeting, or (iii) attending and voting at the Annual Meeting (although attendance at the Annual Meeting will not, by itself, revoke a proxy). Stockholders of record may also follow the instructions provided on the proxy card to submit a new proxy by telephone or via the internet.

If you are a beneficial owner, you may revoke your proxy or change your vote only by following the separate instructions provided by your broker, bank or other nominee.

How many votes do I have?

Each holder of common stock will have the right to one vote per share of common stock.

What is the quorum requirement?

A quorum is the minimum number of shares required to be present at the Annual Meeting to properly hold an annual meeting of stockholders and conduct business under our amended and restated bylaws and Delaware law. The presence at the Annual Meeting, virtually or by proxy, of the holders of a majority of the outstanding shares of stock entitled to vote at the Annual Meeting will constitute a quorum at the Annual Meeting for the transaction of any business. If a quorum is established, each stockholder entitled to vote at the Annual Meeting will be entitled to one vote, virtually or by proxy, for each share of stock entitled to vote held by such stockholder on the record date, April 18, 2022. On the record date, there were 32,807,002 shares of common stock outstanding and entitled to vote. To have a quorum the holders of shares representing an aggregate of 16,403,502 votes must be present virtually or be represented by proxy at the Annual Meeting. Proxies received but marked as abstentions and broker “non-votes” will be included in the calculation of the number of votes considered to be present at the Annual Meeting and will be counted for quorum purposes.

3

What happens if I do not vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not vote during the Annual Meeting, or through the internet, by telephone or by completing your proxy card before the meeting, your shares will not be voted and will not count towards the quorum.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Nominee

Broker non-votes occur when shares held by a broker for a beneficial owner are not voted either because (i) the broker did not receive voting instructions from the beneficial owner or (ii) the broker lacked discretionary authority to vote the shares. Abstentions represent a stockholder’s affirmative choice to decline to vote on a proposal, and occur when shares present at the meeting are marked “Abstain.” Broker non-votes and abstentions are counted for purposes of determining whether a quorum is present but have no effect on the outcome of matters voted.

A broker has discretionary authority to vote shares held for a beneficial owner on “routine” matters without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on “non-routine” matters.

Proposals 1 and 3, the election of three Class III directors and the advisory vote on the compensation of our named executive officers, respectively, are non-routine matters so your broker, bank or other nominee may not vote your shares on Proposals 1 and 3 without your instructions. Proposal 2, the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2022, is a routine matter so your broker, bank or other nominee may vote your shares on Proposal 2 even in the absence of your instruction.

What if I return a proxy card but do not make specific choices?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and you submit a proxy but you do not provide voting instructions, your shares will be voted in accordance with our Board’s recommendations:

•	FOR the election of each of the three Class III directors nominated by our Board and named in this proxy statement to serve for a three-year term until our 2025 annual meeting of stockholders;

•	FOR the ratification of the selection of Deloitte and Touche, LLP as our independent registered public accounting firm for the year ending December 31, 2022; and

•	FOR the approval, on an advisory non-binding basis, of the compensation of our named executive officers, as described in this proxy statement.

•	If any other matter is properly presented at the Annual Meeting, the proxyholders named on your proxy card will vote your shares using their best judgment.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Nominee

If you are a beneficial owner and you do not provide your broker, bank or other nominee that holds your shares with voting instructions, then your broker, bank or other nominee will only be able to vote on our only routine matter, Proposal 2, ratification of Deloitte and Touche LLP, as our independent registered accounting firm for the year ending December 31, 2022. In the absence of timely directions, your shares will be treated as a broker non-vote on Proposals 1 and 3, the election of three Class III directors and the advisory vote on the compensation of our named executive officers, respectively, as described above in the section “What happens if I do not vote?”

4

What vote is required to approve each proposal?

The vote required to approve each proposal, the effect of broker non-votes and the effect of abstentions are set forth below.

Proposal and Description		Vote Required	Effect of Broker Non-Votes	Effect of Abstentions
1 —	Election of three Class III directors	Nominees who receive the highest number of “For” votes will be elected “Withhold” votes will have no effect	No Effect	Not Applicable

2 —	Ratification of Deloitte and Touche, LLP as our independent registered public accounting firm for the year ending December 31, 2022	“For” votes from the holders of a majority of the voting power of our common stock present virtually or by proxy and entitled to vote thereon	Not Applicable(1)	Counts Against

3 —	Approval, on an advisory non-binding basis, of our named executive officer compensation, as described in this proxy statement	“For” votes from the holders of a majority of the voting power of our common stock present virtually or by proxy and entitled to vote thereon	No Effect	Counts Against

(1)

This proposal is considered to be a “routine” matter. Accordingly, if you hold your shares in street name and do not provide voting instructions to your broker, bank, or other nominee that holds your shares, your broker, bank, or other nominee will have discretionary authority to vote your shares on this proposal. As such, there are not expected to be any broker non-votes on this proposal.

Who counts the votes?

We have engaged Broadridge Financial Solutions (“Broadridge”) as our independent agent to tabulate stockholder votes. If you are a stockholder of record, and you choose to vote over the internet or by telephone, Broadridge will access and tabulate your vote electronically, and if you choose to sign and mail your proxy card, your executed proxy card is returned directly to Broadridge for tabulation.

How can I find out the results of the voting at the Annual Meeting?

We expect that preliminary voting results will be announced during the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting.

Is my vote confidential?

Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Oportun or to third parties, except as necessary to meet applicable legal requirements, to allow for the tabulation of votes and certification of the vote, or to facilitate a successful proxy solicitation.

When are stockholder proposals due for next year’s annual meeting of stockholders?

Requirements for stockholder proposals to be considered for inclusion in our proxy materials.

Stockholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and intended to be presented at the 2023 annual meeting of stockholders must be received by us not later than December 29, 2022 in order to be considered for inclusion in our proxy materials for that meeting.

5

Requirements for stockholder proposals to be brought before an annual meeting.

Our amended and restated bylaws provide that, for stockholder director nominations or other proposals to be considered at an annual meeting but not included in our proxy statement, the stockholder must give timely notice thereof in writing to our Corporate Secretary at Oportun Financial Corporation, 2 Circle Star Way, San Carlos, CA 94070. To be timely for the 2023 annual meeting of stockholders, a stockholder’s notice must be delivered to or mailed and received by our Corporate Secretary at our principal executive offices between February 14, 2023 and March 16, 2023. A stockholder’s notice to the Corporate Secretary must also set forth the information required by our amended and restated bylaws.

Availability of Bylaws

A copy of our amended and restated bylaws may be obtained on our investor relations website (http://investor.oportun.com/corporate-governance/governance-overview).

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies for the Annual Meeting. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies.

What is “householding” and how can I obtain an additional copy of the proxy statement?

The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for annual meeting materials with respect to two or more stockholders sharing the same address by delivering a single set of annual meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

We are sending only one set of Annual Meeting materials to those addresses with multiple stockholders unless we received contrary instructions from any stockholder at that address. Householding helps to reduce our printing and postage costs, reduces the amount of mail you receive and helps to preserve the environment. If you currently receive multiple copies of the Annual Meeting materials at your address and would like to request “householding” of your communications, please contact your broker. Once you have elected “householding” of your communications, “householding” will continue until you are notified otherwise or until you revoke your consent.

Stockholders who would like to receive a separate copy, or, if you are receiving multiple copies, to request that we only send a single copy of next year’s proxy statement and annual report, may contact Broadridge as follows:

Broadridge Householding Department

51 Mercedes Way

Edgewood, New York 11717

(866) 540-7095

Stockholders who hold shares in street name may contact their brokerage firm, bank, broker-dealer or other nominee to request information about householding.

6

Proposal No. 1 — Election of Directors

Our Board has nominated Mr. Pascarella, Mr. Vazquez, and Mr. Williams for election as Class III directors at the Annual Meeting. Each has consented to being named as a nominee in this proxy statement and to serve as a director, if elected. Mr. Pascarella, Mr. Vazquez, and Mr. Williams are currently directors of the Company. For information concerning the nominees, see “Board of Directors Biographies.”

Our Board is currently composed of eleven members. In accordance with our amended and restated certificate of incorporation, our Board is divided into three classes with staggered three-year terms. One class is elected each year at the annual meeting of stockholders for a term of three years. This classification of our Board may have the effect of delaying or preventing changes in control of the Company. Our directors are divided into the three classes as follows:

•

Class III directors: Mr. Pascarella, Mr. Vazquez, and Mr. Williams, if elected at this Annual Meeting, will serve until their terms expire at the annual meeting of stockholders to be held in 2025 and until their successors have been duly elected and qualified, or their earlier death, resignation, or remova1.

•	Class I directors: Ms. Barefoot, Ms. Smith, Mr. Strohm, and Mr. Welts, whose terms will expire at the annual meeting of stockholders to be held in 2023.

•	Class II directors: Ms. Alvarez, Mr. Banks, Ms. Lee, and Mr. Miramontes, whose terms will expire at the annual meeting of stockholders to be held in 2024.

We believe that all nominees will be able and willing to serve if elected. However, if any nominee should become unable or unwilling to serve for any reason, proxies may be voted for another person nominated as a substitute by the Board, or the Board may reduce the number of directors that constitute our Board.

Vote Required

The election of Class III directors requires a plurality vote of the shares of our common stock present virtually or by proxy and entitled to vote at the Annual Meeting on the proposal to be approved. Accordingly, the three nominees receiving the highest number of “FOR” votes will be elected. Broker non-votes will have no effect on this proposal. As a result, any shares not voted “For” a particular nominee (whether as a result of a withhold vote or a broker non-vote) will not be counted in such nominee’s favor and will have no effect on the outcome of the election. Unless you direct otherwise through your proxy voting instructions, the persons named as proxyholders will vote all proxies received “For” the election of Mr. Pascarella, Mr. Vazquez, and Mr. Williams.

OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” EACH OF THE NOMINEES.

7

Proposal No. 2 — Ratification of the Selection of Independent Registered Public Accounting Firm

Our audit and risk committee has selected Deloitte & Touche LLP, as our independent registered public accounting firm to audit our consolidated financial statements for the year ending December 31, 2022. Deloitte & Touche LLP has served as our independent registered public accounting firm since 2010. The audit and risk committee reviews the performance of the independent registered public accounting firm annually.

At the Annual Meeting, stockholders are being asked to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2022. Stockholder ratification of the appointment of Deloitte & Touche LLP is not required by our amended and restated bylaws or other applicable legal requirements. However, our Board is submitting the selection of Deloitte & Touche LLP to our stockholders for ratification as a matter of good corporate governance. In the event that this selection is not ratified by the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote at the Annual Meeting, such selection will be reconsidered by our audit and risk committee. Even if the selection is ratified, our audit and risk committee, in its sole discretion, may select another independent registered public accounting firm at any time during the year ending December 31, 2022 if the committee believes that such a change would be in the best interests of Oportun and its stockholders. A representative of Deloitte & Touche LLP is expected to be present during the Annual Meeting, where he or she will be available to respond to appropriate questions from stockholders and, if he or she desires, to make a statement.

Vote Required

The ratification of the selection of Deloitte & Touche LLP requires the affirmative vote of a majority of the shares of our common stock present virtually or by proxy and entitled to vote thereon. Abstentions will have the effect of a vote AGAINST the proposal.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NO. 2.

8

Principal Accounting Fees and Services

The following table reflects the aggregate fees for audit and other services provided by Deloitte & Touche LLP for the years ended December 31, 2021 and 2020:

	Year Ended December 31,

	2021	2020

Audit Fees (1)	$2,071,000	$2,144,698

Audit-Related Fees (2)	971,564	234,772

Tax Fees (3)	503,823	364,199

Total Fees	$3,546,387	$2,743,669

(1)

Audit Fees consist of fees for professional services rendered in connection with the audit of our annual consolidated financial statements, the review of our quarterly condensed consolidated financial statements, statutory audit fees, and audit services that are normally provided by the independent registered public accounting firm in connection with regulatory filings.

(2)

Audit-Related Fees consist of fees for assurance and related services, including issuance of agreed upon reports, fees related to acquisition support due diligence procedures, and fees related to service organization controls reporting.

(3)	Tax Fees consist of fees for U.S. and international corporate tax compliance and consulting services.

Audit and Risk Committee Oversight of Independence and Pre-Approval Policy

At least annually, consistent with the applicable SEC and Public Company Accounting Oversight Board (“PCAOB”) rules, the audit and risk committee receives and reviews written disclosures from our independent registered public accounting firm, Deloitte & Touche LLP, delineating all relationships between them, or their affiliates, and the Company, or persons in financial oversight roles at the Company, that may reasonably be thought to bear on independence. The audit and risk committee considers and discusses with Deloitte & Touche LLP any potential effects of any such relationships on their independence as well as any compensation or services that could affect their objectivity and independence.

As part of the audit and risk committee’s oversight of independence, the committee determines and approves engagements of Deloitte & Touche LLP to perform any proposed permissible non-audit services, including the scope of the service and the compensation to be paid, prior to the commencement of such engagements. All of the services provided by Deloitte & Touche LLP for the years ended December 31, 2021 and 2020 described above were pre-approved by the audit and risk committee. Our audit and risk committee has determined that the rendering of services other than audit services by Deloitte & Touche LLP is compatible with maintaining the principal accountant’s independence.

9

Proposal No. 3 — Advisory Non-binding Vote on Executive Compensation

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, our stockholders have the opportunity to cast an annual advisory non-binding vote to approve the compensation of our named executive officers as disclosed pursuant to the SEC’s compensation disclosure rules, which disclosure includes “Executive Compensation,” the compensation tables, and the narrative disclosures that accompany the compensation tables (a “say-on-pay” vote). We encourage stockholders to read “Executive Compensation,” beginning on page 36 of this proxy statement, which describes the details of our executive compensation program and the decisions made by the compensation and leadership committee in 2021. Our Board and compensation and leadership committee believe that these policies and practices are effective in implementing our compensation philosophy and in achieving our compensation program goals.

Accordingly, we are asking our stockholders to vote “FOR” the following resolution:

RESOLVED, that the stockholders hereby approve, on an advisory non-binding basis, the compensation paid to the Company’s named executive officers, as disclosed in the Company’s proxy statement for the Annual Meeting, pursuant to the compensation disclosure rules of the SEC, including in “ Executive Compensation,” the compensation tables and the narrative discussions that accompany the compensation tables.

As an advisory vote, the proposal is not binding on our management team, our Board and our compensation and leadership committee. However, the compensation and leadership committee and our Board value the opinions expressed by stockholders in their votes on this proposal and will consider the outcome of this vote when making future executive compensation decisions.

Vote Required

The approval of this advisory non-binding proposal requires the majority of the voting power of the shares of our common stock present virtually or by proxy and entitled to vote thereon. Abstentions will have the effect of a vote AGAINST this proposal and broker non-votes will have no effect on this proposal.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NO. 3.

10

Directors, Executive Officers, and Corporate Governance

We are committed to having sound corporate governance principles that we believe promote long-term value and serve the best interest of all our stockholders, members, employees, partners, and other stakeholders. Some highlights of our corporate governance practices are listed below:

Governance Highlights
• Increased director diversity and number of independent directors in 2021	• Executive sessions of independent directors are held at every regularly scheduled Board meeting

• Strong and active lead independent director	• Annual board and committee evaluation processes

• Independent board—10 out of 11 directors are independent	• Robust risk oversight by full board and committees

• Each director attended at least 75% of board and committee meetings	• Annual “say-on-pay” advisory votes

• Stock ownership requirements for current Section 16 officers and directors (approved in April 2022)	• Company policies prohibit short sales, transactions in derivatives and hedging of Company securities by directors, officers and employees

• Clawback policy for current Section 16 officers (approved in April 2022)	• Annual review of Code of Business Conduct, committee charters and corporate governance policies

Oportun is strongly committed to good corporate governance practices, which we have established to serve the best interests of the Company and its stockholders. These practices provide an important framework within which our Board and management can pursue our strategic objectives. Our Board is currently comprised of eleven members, divided into three classes with staggered three-year terms. Ten of our eleven directors are independent within the meaning of the independent director requirements of the Nasdaq Stock Market LLC (“Nasdaq”). At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the same class whose term is then expiring.

Our Board consists of a diverse group of highly qualified leaders in their respective fields. The Board and the nominating, governance and social responsibility committee believe the skills, qualities, attributes and experience of our directors provide Oportun with business acumen and a diverse range of perspectives to engage each other and management to carefully address Oportun’s evolving needs and represent the best interests of Oportun stockholders.

73% Directors self- identify as female or from an underrepresented community	40% Female in Board and committee leadership positions

In 2021, four new directors have been appointed, adding age, gender, ethnic, and experience diversity to our board. With the addition of two new female directors, female directors now make up more than one-third of our total Board. Three of our new directors self-identify as part of an underrepresented minority group or LGBTQ+.

11

Director Experience and Expertise

The chart below summarizes what our Board believes are desirable types of experience, qualifications, attributes and skills possessed by one or more of our directors, because of their particular relevance to Oportun’s business. The following chart does not encompass all the experience, qualifications, attributes or skills of our directors.

Director Independence

The listing rules of Nasdaq generally require that a majority of the members of a listed company’s board of directors be independent. In addition, the listing rules generally require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating and governance committees be independent.

In addition, audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee: accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or be an affiliated person of the listed company or any of its subsidiaries. Additionally, compensation committee members must satisfy the independence criteria set forth in Rule 10C-1 under the Exchange Act. In order to be considered independence for purposes of Rule 10C-1, a member of the compensation committee of a listed company may not, other than in his or her capacity as a member of the compensation committee, the board of directors, or any other board committee: accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or be an affiliated person of the listed company or any of its subsidiaries.

Our Board conducts an annual review of the independence of our directors. In its most recent review, our Board determined that Ms. Alvarez, Mr. Banks, Ms. Barefoot, Ms. Lee, Mr. Miramontes, Mr. Pascarella, Ms. Smith, Mr. Strohm, Mr. Welts, and Mr. Williams, representing ten of our eleven directors, are “independent directors” as defined under the applicable listing standards of Nasdaq and the applicable rules and regulations promulgated by the SEC. Our Board has also determined that all members of our audit and risk committee, compensation and leadership committee, and nominating, governance and social responsibility committee are independent and satisfy the relevant SEC and Nasdaq independence requirements for such committees.

Family Relationships

There are no family relationships among any of our directors or executive officers.

Board Leadership Structure

Mr. Pascarella currently serves as our Lead Independent Director and we do not have a Chairman of our Board. Although not required, we have separated the roles of our Chief Executive Officer (“CEO”) and Lead

12

Independent Director. The CEO is responsible for the day-to-day leadership, management, direction and performance of the Company, while the Lead Independent Director is responsible for coordinating the activities of the independent directors, including:

•	work with the CEO to develop and approve an appropriate board meeting schedule;

•	work with the CEO to develop and approve board meeting agendas;

•	provide the CEO feedback on the quality, quantity, and timeliness of the information provided to our Board;

•	develop the agenda and moderate executive sessions of the independent directors;

•	preside over Board meetings when the CEO is not present or when the performance of our Board or CEO is discussed;

•	act as principal liaison between the independent directors and the CEO;

•	convene meetings of the independent directors as appropriate;

•	be available for consultation and direct communication with stockholders as deemed appropriate; and

•	perform other duties as our Board may determine from time to time.

Executive Sessions of Independent Directors

In order to encourage and enhance communication among independent directors, and as required under applicable Nasdaq rules, our independent directors meet in regularly scheduled executive sessions on a quarterly basis, at which only independent directors are present. Our Board believes that executive sessions foster open and frank communication among the independent directors, which will ultimately add to the effectiveness of our Board, as a whole.

Board Meetings and Attendance

Our Board and its committees are expected to meet at least on a quarterly basis, and also hold special meetings and act by written consent from time to time. Our Board met 14 times during our last fiscal year. During our last fiscal year, each director attended 75% or more of the aggregate of the meetings of our Board and of the committees on which they served. The Company expects all of its directors to attend the Annual Meeting. All directors serving at the time attended the 2021 annual meeting of stockholders.

13

Board Committees

Our Board has established an audit and risk committee, a compensation and leadership committee, a credit risk and finance committee and a nominating, governance and social responsibility committee. Our Board may establish other committees to facilitate the oversight of our business. The composition and functions of each committee are described below. Each of the committees operates pursuant to a written charter, available on our investor relations website (http://investor.oportun.com/corporate-governance/governance-overview). Members serve on these committees until their resignation or until otherwise determined by our Board. Our Board may, from time to time, establish certain other committees to facilitate our management.

	Audit and Risk Committee	Compensation and Leadership Committee	Credit Risk and Finance Committee	Nominating, Governance and Social Responsibility Committee

Aida M. Alvarez		M		C

Roy Banks (1)			M

Jo Ann Barefoot	M		M

Ginny Lee (1)		M		M

Louis P. Miramontes (2)	M, E			M

Carl Pascarella (3) L		M	M

Sandra A. Smith (1)(5)	M, E		C

David Strohm (6)		M		M

Frederic Welts (1)(6)		C		M

R. Neil Williams (4)	C, E		M

C - Committee Chair    M - Committee Member    L - Lead Independent Director    E - Audit Committee Financial Expert

(1)	Joined the Board on September 1, 2021.
(2)	Effective March 5, 2021, Mr. Miramontes stepped down as the chair of the audit and risk committee and continued as a committee member.
(3)	Effective March 5, 2021, Mr. Pascarella was appointed the chair of the credit risk and finance committee and served until he stepped down, effective March 3, 2022, and continued as a committee member.
(4)

Effective March 5, 2021, Mr. Williams was appointed as the chair of the audit and risk committee. On the same date, he stepped down as chair of the credit risk and finance committee and continued as a committee member.

(5)	Effective March 3, 2022, Ms. Smith was appointed the chair of the credit risk and finance committee.
(6)

Effective March 3, 2022, Mr. Strohm stepped down as the chair of the compensation and leadership committee and continued as a committee member. On the same date, Mr. Welts was appointed the chair of the compensation and leadership committee.

Audit and Risk Committee

Our audit and risk committee consists of Ms. Barefoot, Mr. Miramontes, Ms. Smith, and Mr. Williams. Ms. Smith joined the committee in September 2021. The chair of the audit and risk committee is Mr. Williams. Our audit and risk committee met eight times during our last fiscal year. Our Board has determined that Mr. Miramontes, Ms. Smith and Mr. Williams each qualifies as an “audit committee financial expert” as that term is defined under the SEC rules implementing Section 407 of the Sarbanes-Oxley Act of 2002, and possesses financial sophistication, as defined under the Nasdaq listing standards. Our Board has also determined that each member of our audit and risk committee can read and understand fundamental financial statements in accordance with applicable requirements.

14

The primary purpose of the audit and risk committee is to discharge the responsibilities of our Board with respect to our accounting, financial and other reporting and internal control practices and to oversee our independent registered public accounting firm. Specific responsibilities of our audit and risk committee include:

•	selecting a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;

•	helping to ensure the independence and performance of the independent registered public accounting firm;

•	discussing the scope and results of the audit with the independent registered public accounting firm and reviewing, with management and the independent accountants, our quarterly financial statements;

•	establishing procedures for the receipt, retention and treatment of complaints received by us about questionable accounting or audit matters;

•	reviewing our financial statements and critical accounting policies, practices, and estimates;

•	conferring with management and the independent registered public accounting firm regarding the scope, adequacy, and effectiveness of our internal controls over financial reporting;

•	reviewing our policies on risk identification, management, and assessment;

•	reviewing programs and risk framework around technology, including information technology and cybersecurity;

•	overseeing our compliance with legal and regulatory requirements;

•	considering and approving or disapproving any related-party transactions;

•	reviewing and discussing with management our risk governance structure, risk assessment, and risk management practices; and

•	approving (or, as permitted, pre-approving) all audit and all permissible non-audit services to be performed by the independent registered public accounting firm.

Compensation and Leadership Committee

Our compensation and leadership committee, consists of Ms. Alvarez, Ms. Lee, Mr. Pascarella, Mr. Strohm, and Mr. Welts. Ms. Lee and Mr. Welts joined the committee in September 2021. Effective March 3, 2022, Mr. Welts was appointed chair of the compensation and leadership committee and Mr. Strohm continues to serve as a member. Our compensation and leadership committee met six times during our last fiscal year. The primary purpose of our compensation and leadership committee is to discharge the responsibilities of our Board to oversee our compensation policies, plans and programs and to review and determine the compensation to be paid to our executive officers, directors, and other senior management, as appropriate. Specific responsibilities of our compensation and leadership committee include:

•	reviewing and approving the compensatory arrangements with our executive officers and other senior management;

•	reviewing and recommending to our Board the compensation of our directors;

•	administering our equity award plans, compensation plans, and similar programs;

•	oversight of the Company’s policies and strategies relating to culture and human capital management, including diversity, equity, inclusion and belonging (DEIB);

•	selecting independent compensation consultants and assessing whether there are any conflicts of interest with any of the committee’s compensation advisers;

•	planning for succession to the offices of our executive officers and making recommendations to our Board with respect to the selection of appropriate individuals to succeed to these positions;

15

•	evaluating and approving compensation plans and programs and evaluating and approving the modification or termination of our existing plans and programs; and

•	establishing and reviewing general policies relating to compensation and benefits of our employees and evaluating our overall compensation strategy.

Credit Risk and Finance Committee

Our credit risk and finance committee consists of Mr. Banks, Ms. Barefoot, Mr. Pascarella, Ms. Smith, and Mr. Williams. Mr. Banks and Ms. Smith joined the committee in September 2021. Mr. Pascarella served as chair of the credit risk and finance committee from March 5, 2021 to March 3, 2022. Effective March 3, 2022, Ms. Smith was appointed chair of the credit risk and finance committee and Mr. Pascarella continues to serve as a member. Our credit risk and finance committee met four times during our last fiscal year. Specific responsibilities of our credit risk and finance committee include:

•

reviewing the quality of our credit portfolio and the trends affecting that portfolio through the review of selected measures of credit quality and trends and such other information as it deems appropriate;

•	overseeing the effectiveness and administration of, and compliance with, our credit, pricing and collections policies through the review of our processes and reports, as appropriate;

•	overseeing our credit and pricing risk and making recommendations to management and our Board regarding such risks;

•	reviewing periodically with management our historical and projected compliance with the covenants and restrictions arising under our financial obligations and commitments;

•	assessing and making recommendations to our Board regarding funding acquisitions, borrowing and lending strategy to meet profitability objectives; and

•	reviewing and making recommendations to our Board regarding financial transactions and commitments, including equity and debt financings, capital expenditures, and financing arrangements.

Nominating, Governance and Social Responsibility Committee

Our nominating, governance and social responsibility committee consists of Ms. Alvarez, Ms. Lee, Mr. Miramontes, Mr. Strohm, and Mr. Welts. Ms. Lee and Mr. Welts joined the committee in September 2021. The chair of our nominating, governance and social responsibility committee is Ms. Alvarez. Our nominating, governance and social responsibility committee met five times during our last fiscal year. Specific responsibilities of our nominating, governance and social responsibility committee include:

•	identifying and evaluating candidates, including the nomination of incumbent directors for reelection and nominees recommended by stockholders, to serve on our Board;

•	reviewing the performance of our Board, including committees of our Board;

•

overseeing and periodically reviewing the Company’s environmental, social and governance (ESG) strategy, activities, programs and public disclosure, including in light of any feedback received from stockholders of the Company;

•	considering and making recommendations to our Board regarding the composition of our Board and its committees;

•	developing and making recommendations to our Board regarding corporate governance policies and matters; and

•

overseeing and reviewing our policies, processes, procedures and strategies with respect to matters of ESG, responsible lending practices, government relations, community development, support of charitable organizations, environmental sustainability, human rights, and other social and public policy matters of significance to the Company.

16

Mergers and Acquisitions Committee

The Board formed an ad hoc mergers and acquisitions committee in 2021 to review the acquisition of Digit. Our mergers and acquisitions committee consisted of Mr. Banks, Mr. Pascarella, Ms. Smith, Mr. Strohm, and Mr. Williams. Our mergers and acquisitions committee met five times during our last fiscal year.

Diversity

The nominating, governance and social responsibility committee recognizes the benefits associated with a diverse board and takes diversity considerations into account when identifying candidates. The table below provides certain highlights of the composition of our board members as of April 18, 2022. Each of the categories listed in the below table has the meaning as it is used in Nasdaq Rule 5605(f).

Total Number of Directors	11

	Female	Male

Gender Identity

	4	7

Number of Directors who Identify in Any of the Categories Below:

African American or Black	—	1

Asian	1	—

Hispanic or Latinx	1	2

White	2	4

Two or More Races or Ethnicities	—	1

LGBTQ+	—	1

Did Not Disclose	—	1

Directors who are Military Veterans: 1

Compensation and Leadership Committee Interlocks and Insider Participation

None of the members of our compensation and leadership committee has ever been an officer or employee of the Company. None of our executive officers serve, or have served during the last fiscal year, as a member of our Board, compensation and leadership committee or other Board committee performing equivalent functions of any entity that has one or more executive officers serving as one of our directors or on our compensation and leadership committee.

Director Qualifications and Nomination Process

Board Diversity

We are committed to maintaining a Board with the right mix of skills, experiences, background, and diversity required to guide Oportun. Eight out of eleven (73%) of our Board members self-identify as female or self-identify as a member of an underrepresented minority group or LGBTQ+. While the Board has not adopted a formal policy regarding diversity in identifying director nominees, we are committed to actively seeking out highly qualified women and individuals from underrepresented groups to include in the pool from which the nominees for the Board are chosen. The nominating, governance and social responsibility committee considers the skills, expertise and background of director nominees. The nominating, governance and social responsibility committee seeks director nominees that would complement and enhance the effectiveness of the existing Board and ensure that its members are appropriately divers with various relevant backgrounds, skills, knowledge, perspectives, and experiences.

17

Nomination to our Board

Our Board has delegated to our nominating, governance and social responsibility committee the responsibility of identifying suitable candidates to nominate to our board (including candidates to fill any vacancies that may occur) and assessing their qualifications in light of the policies and principles in our corporate governance guidelines, the committee’s charter and applicable laws. The identification and selection of qualified directors is a complex and subjective process that requires consideration of many intangible factors and will be significantly influenced by the particular needs of the Board from time to time. As a result, there is no specific set of minimum qualifications, qualities or skills that are necessary for a nominee to possess, other than those that are necessary to meet legal, regulatory and Nasdaq listing requirements and the provisions of our organizational documents and committee charters. For nominations of potential candidates made other than by our Board, the stockholder or other person making such nomination shall comply with Oportun’s amended and restated bylaws, including without limitation, submission of the information or other materials required with respect to proposed nominees. Each potential candidate must provide a list of references and agree (i) to be interviewed by the nominating, governance and social responsibility committee or other directors in their discretion, and (ii) to the conduct by the Company of a review of the qualifications of a proposed nominee. Prior to nomination of any candidate by our Board, each member of our Board shall be provided the opportunity to meet with a candidate. Any candidate nominated shall upon request agree in writing to comply with Oportun’s Corporate Governance Guidelines and all other Oportun policies and procedures applicable to members of our Board.

The nominating, governance and social responsibility committee will consider director candidates recommended by our stockholders. The nominating, governance and social responsibility committee does not intend to alter the manner in which it evaluates a candidate for nomination to our Board based on whether or not the candidate was recommended by a stockholder.

Director Qualifications

Our Board will determine the appropriate characteristics, skills and experience for our board of directors as a whole and for its individual members. Our Board considers recommendations for nominees from the nominating, governance and social responsibility committee. Our Board will consider the minimum general criteria set forth below, and may add additional criteria in specific searches to select candidates and existing directors for service on our Board. An acceptable candidate may not fully satisfy all of the criteria, but is expected to satisfy nearly all of them. Our Board believes that candidates for director should have certain minimum qualifications, including being able to read and understand basic financial statements, as well as having the highest personal integrity and ethics.

In considering candidates recommended by the nominating, governance and social responsibility committee, our Board intends to consider such factors as (i) possessing relevant expertise upon which to be able to offer advice and guidance to management, (ii) having sufficient time to devote to the affairs of the Company, (iii) demonstrated excellence in his or her field, (iv) having the ability to exercise sound business judgment and (v) having the commitment to rigorously represent the long-term interests of our stockholders. Our Board reviews candidates for director nomination in the context of the current composition of our Board, the operating requirements of the Company and the long-term interests of our stockholders. In conducting this assessment, our Board considers diversity, skills, and such other factors as it deems appropriate given the current needs of our Board and the Company to maintain a balance of knowledge, experience and capability. In the case of incumbent directors whose terms of office are set to expire, our Board reviews such directors’ overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such directors’ independence. In the case of new director candidates, our Board will also determine whether the potential candidates satisfy the independence requirements of any stock exchange on which any of the Company’s capital stock is listed.

18

Corporate Responsibility at Oportun

The full Board reviews and provides oversight of ESG priorities, and two Board-level committees also have direct oversight responsibility for ESG-related activities. Management organizations provide strategic guidance and help drive activities.

Board of Directors		Management

Nominating, Governance and Social Responsibility Committee	Compensation and Leadership Committee	• Executive Management Team • Sustainability Task Force • DEIB Council • Employee resource groups with Executive Sponsors
Oversees our ESG strategy, activity, and programs, as well as advising on engagement with external stakeholders	Oversees our policies and strategies relating to culture and human capital management, including DEIB

Our commitment to ESG extends throughout our entire organization. Our Board provides oversight, advice, and counsel on our business and ESG strategies. The Nominating, Governance and Social Responsibility Committee has been delegated by the Board to directly oversee our ESG strategy and regularly updates the Board as a whole. Our CEO and senior management team prioritize and manage responsible and conscientious business operations to deliver on our mission and guiding principles. Each of our business units and employees serve every day to deliver an impactful suite of products and services to our members. Our ESG priorities align with our mission and values as we advance sustainable solutions for our members, cultivate an inclusive work environment, and strengthen our communities.

Our Corporate Responsibility and Sustainability Report outlines our priorities around social impact, environmental sustainability, and governance, and highlights the resources we have invested in giving back to the communities that enable us to thrive as a mission-driven organization. As part of our commitment to continuous improvement, we expect to build on ESG content and analysis in future iterations of this report. We encourage you to review our most recent Corporate Responsibility and Sustainability Report (located on our website at (https://investor.oportun.com/esg/employee-diversity#csr) for more detailed information. Nothing on our website, including our Corporate Responsibility and Sustainability Report or sections thereof, shall be deemed incorporated by reference into this proxy statement. Below are key focus areas of our ESG strategy and descriptions of recent progress:

19

Social Impact

Creating a lasting and positive social impact is an intentional output of the mission and values that guide what we do at Oportun. We are dedicated to helping our members build a better future through improved financial health outcomes. In our pursuit of economic equity and prosperity, we are advancing causes that are fundamental to basic human rights. We are providing opportunities for those who are often overlooked and excluded from the financial mainstream. Since our inception in 2005, we have extended over $12 billion in affordable and responsible credit to hardworking individuals. In that time, we have saved our members more than $2 billion in interest and fees versus the other credit products typically available in low-and middle-income neighborhoods. In addition, we have helped put nearly 1 million people on a path toward financial inclusion by helping them start building a credit history. Our newly acquired company Digit, has helped save Digit members more than $7.2 billion since 2015. The financial health impact of our combined product offerings include:

Consistent with our mission of financial inclusion, our digital banking platform provided integrated products and services that are financially responsible and lower cost compared to market alternatives. With the addition of Digit, we are now able to offer a comprehensive set of financial services to help a growing number of responsible, hardworking members to borrow, save, bank and invest through our digital banking platform and thus make financial health effortless for them. We take a holistic approach to serving our members and view it as our purpose to responsibly meet their current capital needs, help grow our members’ financial profiles, increase their financial awareness and put them on a path to a financially healthy life.

(1)	Based on the cost of borrowing $500 as determined by a study prepared for Oportun by the Financial Health Network (FHN) “True Cost of a Loan,” October 2021;
(2)	Amount calculated as of December 2021, based on a study prepared for Oportun by FHN, “Oportun: The True Cost of a Loan,” October 2021.

20

Community Involvement

Since 2016, Oportun has given at least 1% of its net profit—totaling over $3.9 million—through charitable contributions to nonprofit organizations and schools, investing a portion of earnings back into the communities we serve. These are Oportun’s three charitable focus areas:

Across all our focus areas, we prioritize partnerships and nonprofit organizations serving traditionally underserved communities and people of color. We have taken steps to implement meaningful actions and continue to challenge ourselves to improve upon key areas in our business where we can advance social justice and economic equity. In 2021, more than 53 percent of our total giving was directed toward organizations serving low- and middle-income communities and 55 percent toward communities of color.

We’re proud of the member-first, results-oriented culture that we’ve built together. At its center is a deep-seated connection to our mission to serve those who are not served well by the financial mainstream. We value and reward the role each of our employees play in serving our members, uplifting our communities, and fulfilling our mission. Some highlights in 2021 include:

•	Community partnership programs. In 2021, we continued our annual Thanksgiving turkey giveaway, held our second annual Adopt a Family initiative, and participated in a toy drive with United Way.

•

3rd Annual Volunteer Week. In our 2021 Annual Volunteer Week, we worked with United Way across the United States and Mexico. Employees participated in a variety of projects that benefited youth, teens, aging adults, veterans, and victims of natural disasters. They translated family emergency preparedness kits and tax information, created financial literacy kits, provided career advice, and much more.

•

Volunteer Time Off. Oportun Volunteer Time Off provides eligible employees with the ability to spend up to 1% of their annual paid time to volunteer at qualified nonprofit organizations and schools of their choice.

Diversity and Inclusion

We actively foster a diverse, equitable, and inclusive work environment. The Oportun team reflects the communities where we live and serve our members and all employees are treated equitably, fairly, and with respect. At Oportun, everyone is valued for their unique experience and all should feel that they belong. Below are certain diversity data of our employee population as of December 31, 2021.

Global - Gender	U.S. - Race and Ethnicity

21

We continue to invest significant time and effort toward executing diversity and inclusion best practices across Oportun. In 2020, we launched a global DEIB initiative to actively assess and build on the progress we have made as an organization, including establishing a DEIB council comprising a representative group of employees. Our compensation and leadership committee at least annually receives updates on the Company’s progress on DEIB initiatives, including key performance metrics, and the Chief People Officer regularly presents to the compensation and leadership committee. Our 2021 accomplishments highlight the sincerity and urgency that we are taking to deliver on our DEIB commitments:

•	Implemented company-wide DEIB training via a 7-module program covering topics such as identities, biases, belonging, and allyship in our new hire programs and retail and contact center trainings;

•	Held workshops with senior leadership on improving diversity and inclusion and addressing unconscious bias;

•	Conducted our first DEIB employee engagement pulse survey to measure our progress on building an inclusive culture; and

•	Launched a bilingual training course for retail and contact center teams to better serve our communities.

Environmental

We are taking, and will continue to take, steps to reduce our own environmental footprint. Oportun recognizes that a sustainable healthy planet is critical to ensuring the long-term success of our business and the well-being of the communities we serve.

Across our operations, we are engaging with our leasing and procurement partners to evaluate measures to better record and report on our energy usage, upgrade our store designs and include more sustainable materials, and improve our waste management practices. In 2021, we also focused on the vehicles our district managers use to visit our locations, and are now prioritizing the shift to hybrid vehicles. Other areas that we made progress in include:

Reducing carbon footprint 20,448 CO2 emissions reduced from e-waste recycling initiatives. Our remote-first culture for corporate employees has also helped further reduce our carbon footprint.
Improving waste management practices 11,533 pounds of e-waste diverted from landfills. We use compostable materials in our office pantries and removed single-use plastics from office vending machines.
Using less paper Decreased paper waste and improved the member experience by processing over 95 percent of our loan applications electronically.
Increasing energy efficiency Switched to LED lighting and installed dimming features to reduce energy consumption in our San Carlos headquarters and Frisco office.

22

Ethics, Conduct, and Culture

Governance over Culture

At Oportun, we review and monitor our enterprise risks through our robust compliance management system. We prioritize those areas overseen by our audit and risk committee and credit risk and finance committee and actively monitor for new and evolving risks. Compliance risk assessments and audits are a key component of our risk management process and are conducted periodically based on the degree of risk exposure. These assessments inform our risk management strategies, which in turn are evaluated and implemented in the day-to-day execution of our business decisions. Fundamental to our approach to risk management is ensuring we adhere to all local, national and international legal and regulatory requirements.

Programs and Efforts that Embed Culture

We seek to create a culture that promotes honesty, fairness, and integrity in all of our interactions. One of the primary ways we reinforce this commitment is through compliance training. All of our employees are required to participate in our training programs, which include among other topics, expected ethical and professional behaviors. In addition, each of our employees must sign and acknowledge our Code of Business Conduct annually. We also offer role-specific regulatory training on a cadence from every six-months to a year to ensure our team members are aware of the current regulatory and compliance procedures and policies. The following are a few examples of our programs and associated efforts to set, reinforce, and embed our culture at Oportun:

•	Communications and awareness efforts concerning our mission and core values.

•	Embedding our company values into key aspects of our employee life cycle, such as hiring and performance reviews.

•	Employee trainings on key culture-related themes, including cultural awareness, harassment and discrimination prevention, and workplace incident management.

Code of Conduct and Corporate Governance Guidelines

Our Board has adopted a Code of Business Conduct and Corporate Governance Guidelines that apply to all of our employees, officers and directors, including those officers responsible for financial reporting. The Code of Business Conduct and Corporate Governance Guidelines are available on our investor relations website (http://investor.oportun.com/corporate-governance/governance-overview). We intend to disclose any amendments to the Code of Business Conduct, or any waivers of its requirements, on our website to the extent required by the applicable rules and stock exchange requirements.

Whistleblower Hotline

Oportun expects employees to raise concerns or questions regarding ethics, discrimination or harassment matters, and to promptly report suspected violations of laws or breaches of our policies. We offer several channels by which employees may report such matters or suspected violations, including violations of our Code of Business Conduct, sales practices, accounting or auditing matters, or other violations of law. We protect those who come forward with our accompanying Non-retaliation Policy. We provide a global whistleblower hotline, a toll-free number that is staffed by live operators who can connect to translators to accommodate multiple languages. Calls to the whistleblower hotline are received by a third-party vendor, located in the United States. Any reported activity is investigated internally under the direction and oversight of our audit and risk committee.

Stockholder Communications with our Board

Stockholders of the Company wishing to communicate with our Board or an individual director may send a written communication to our Board or such director c/o Oportun Financial Corporation, 2 Circle Star Way, San Carlos, CA 94070 Attn: Corporate Secretary. Written communications may be submitted anonymously or confidentially and may, at the discretion of the person submitting the communication, indicate whether the person is a stockholder or other interested party. Alternatively, stockholders may submit communications to our Board through our investor relations website at https://investor.oportun.com/contact.

23

The Company’s Corporate Secretary will review each communication to determine whether it is appropriate for presentation to our Board or such director. Examples of inappropriate communications include product complaints, product inquiries, new product suggestions, resumes or job inquiries, surveys, solicitations or advertisements, or hostile communications.

Communications determined by the Corporate Secretary to be appropriate for presentation to our Board or such director will be submitted to our Board or such director on a periodic basis. Communications determined by the Corporate Secretary to be inappropriate for presentation will still be made available to any non-management director upon such director’s request.

Role of our Board in Risk Oversight

The audit and risk committee and the credit risk and finance committee of our Board are primarily responsible for overseeing our risk management processes on behalf of our Board. The audit and risk committee and the credit risk and finance committee receive reports from management and our internal risk committees on at least a quarterly basis regarding our assessment of risks. In addition, each of the audit and risk committee and the credit risk and finance committee reports regularly to our Board, which also considers our risk profile. The audit and risk committee, credit risk and finance committee and our Board focus on the most significant risks we face and our general risk management strategies. While our Board oversees our risk management, management is responsible for day-to-day risk management processes. Our Board expects management and our internal risk committees to consider risk and risk management in each business decision, to proactively develop and monitor risk management strategies and processes for day-to-day activities and to effectively implement risk management strategies adopted by the audit and risk committee, credit risk and finance committee and our Board. We believe this division of responsibilities is the most effective approach for addressing the risks we face and that the leadership structure of our Board, which also emphasizes the independence of our Board in its oversight of its business and affairs, supports this approach.

Cybersecurity Risk Oversight

The audit and risk committee oversees the Company’s cyber risk management program. The audit and risk committee receives quarterly updates on cybersecurity and information systems from management, or more frequently if circumstances warrant, including on topics related to information security, data privacy and cyber risks and mitigation strategies. We have developed a program that is designed to protect and preserve the confidentiality, integrity, and continued availability of information owned by, or in the care of, the Company. This program includes a cyber incident response plan that provides controls and procedures for timely and accurate reporting of material cybersecurity incidents and the maintenance by the Company of insurance coverage to defray the cost in the event of an information security breach. If a material breach were to occur, we would update the audit and risk committee in accordance with our incident response plan.

Our management team ensures there is a culture of security awareness by raising its profile in corporate communications, training efforts, and routine roundtables with department leaders. In addition, our employees participate in annual cybersecurity training. In the last three years, the expenses we have incurred from information security breach incidences were immaterial, and none of which related to penalties or settlements.

Role of our Board in Leadership Development

The Board oversees and is regularly updated on the company’s leadership development and talent management strategies, which are designed to attract, develop, and retain business leaders who can drive strategic corporate and financial objectives and enhance long-term stockholder value. The Board formally reviews and discusses management development and succession plans for the CEO and the executive team, including individual executive transitions as the need arises over the course of each year. The reviews include an assessment of senior executives and their potential as successor to the CEO. The Board has adopted procedures to facilitate the prompt election of a successor in the event of the CEO’s sudden incapacity or departure.

24

Board of Directors Biographies

The following is biographical and certain other information for each of our directors who are nominated for election to our Board and for our continuing directors as of April 18, 2022:

Name	Age	Class	Position	Director Since	Current Term Expires	Expiration of Term for Which Nominated

Nominees for Director

Carl Pascarella (1)(4)(5)	79	III	Director	2010	2022	2025

Raul Vazquez	50	III	Director	2012	2022	2025

R. Neil Williams (3)(4)	69	III	Director	2017	2022	2025

Continuing Directors

Jo Ann Barefoot (3)(4)	72	I	Director	2016	2023	—

Ginny Lee (1)(2)	55	I	Director	2021	2023	—

David Strohm (1)(2)	73	I	Director	2007	2023	—

Frederic Welts (1)(2)	69	I	Director	2021	2023	—

Aida M. Alvarez (1)(2)	72	II	Director	2011	2024	—

Roy Banks (4)	55	II	Director	2021	2024	—

Louis P. Miramontes (2)(3)	67	II	Director	2014	2024	—

Sandra A. Smith (3)(4)	51	II	Director	2021	2024	—

(1)	Member of the compensation and leadership committee.
(2)	Member of the nominating, governance and social responsibility committee.
(3)	Member of the audit and risk committee.
(4)	Member of the credit risk and finance committee.
(5)	Lead independent director.

Director Nominees

Carl Pascarella has served as a member of our Board since March 2010. Mr. Pascarella is an Executive Advisor at TPG Capital, a leading global private equity firm, and has served in that capacity since August 2005. Mr. Pascarella joined TPG after retiring in 2005 from Visa U.S.A., Inc., a financial services company, where he served as the President and Chief Executive Officer for 12 years. Mr. Pascarella also served as President and CEO of Visa International’s Asia-Pacific Region and Director of the Asia-Pacific Regional Board. Prior to joining Visa International, Mr. Pascarella held positions as Vice President of the International Division of Crocker National Bank and Vice President, Metropolitan Banking, at Bankers Trust Company. We believe Mr. Pascarella’s leadership background as well as his extensive management experience in our industry enable him to make valuable contributions to our Board.

Raul Vazquez has served as our Chief Executive Officer and as a member of our Board since April 2012. Prior to joining Oportun, Mr. Vazquez served in various positions since 2002 at Walmart.com and Walmart Inc., including three years as Chief Executive Officer of Walmart.com. Mr. Vazquez has served as member of the board of directors of Intuit, Inc. since May 2016 and also serves on the board of directors of the National Association for Latino Community Asset Builders (NALCAB). He previously served as a director of Staples, Inc. from 2013 to 2016. In addition, Mr. Vazquez has served as a member of the Consumer Advisory Board of the CFPB and the Community Advisory Council of the Federal Reserve Board, where he also served as Chair. Mr. Vazquez received a B.S. and M.S. in Industrial Engineering from Stanford University and an M.B.A. from the Wharton Business School at the University of Pennsylvania. We believe Mr. Vazquez’ experience in our industry, his role as our Chief Executive Officer, and his extensive insight to the Company enable him to make valuable contributions to our Board.

25

R. Neil Williams has served as a member of our Board since November 2017. Mr. Williams has served as Executive Vice President and Chief Financial Officer at Intuit Inc. from January 2008 to February 2018. Prior to joining Intuit, from April 2001 to September 2007, Mr. Williams served as Executive Vice President of Visa U.S.A., Inc. and from November 2004 to September 2007, he served as Chief Financial Officer. During the same period, Mr. Williams held the dual role of Chief Financial Officer for Inovant LLC, Visa’s global IT organization. He has been an independent director of RingCentral, Inc. since March 2012 and previously served on the board of directors of Amyris, Inc. from May 2013 to March 2020. His previous banking experience includes senior financial positions at commercial banks in the Southern and Midwestern regions of the United States. Mr. Williams, a certified public accountant, received his bachelor’s degree in business administration from the University of Southern Mississippi. We believe that Mr. Williams’s professional experience in the areas of finance, accounting, and audit oversight enables him to make valuable contributions to our Board.

Continuing Directors

The Honorable Aida M. Alvarez has served as a member of our Board since August 2011. In addition to serving on our Board, Ms. Alvarez has served as member of the board of directors of Fastly Inc. since 2019, HP Inc. since 2016 and K12 Inc. since 2017. Ms. Alvarez was the former Administrator of the U.S. Small Business Administration and was a member of President Clinton’s Cabinet from 1997 to 2001. From 1993 to 1997, Ms. Alvarez was the founding Director of the Office of Federal Housing Enterprise Oversight. Prior to 1993, she was a vice president in public finance at First Boston Corporation, an investment bank, and Bear Stearns & Co., Inc., an investment bank. She also previously served on the board of directors of Walmart Inc., Zoosk, Inc., PacifiCare Health Systems (now part of United Health), Union Bank, N.A., and UnionBanCal Corporation. Ms. Alvarez received a B.A. in English literature from Harvard College, as well as honorary doctorates from Bethany College, Iona College, Mercy College and the Inter-American University of Puerto Rico. Ms. Alvarez is the founding Chair of the Latino Community Foundation. Ms. Alvarez has also served on the Harvard Board of Overseers. We believe Ms. Alvarez’s extensive experience in government and public service, investment banking and finance, and her experience serving as a board and committee member for other public companies, enables her to make valuable contributions to our Board.

Roy Banks has served as a member of our Board since September 2021. Mr. Banks has served as Chief Executive Officer and director of Weave Communications since December 2020. Prior to joining Weave Communications, he served as a CEO Partner of Tritium Partners from July 2019 to August 2020. Prior to that he was the President of the LoadPay Business Unit from July 2018 to March 2019 and a board member for Truckstop from May 2017 to March 2019. He also served as the CEO of Network Merchants Inc. from May 2014 to May 2018. In addition to his role as Chief Executive Officer and director of Weave Communications, Mr. Banks also currently serves as a Venture Partner for Pelion Venture Partners, director for Complete Merchant Services and director of TEZ Parking Technologies. Mr. Banks graduated from Utah Valley University with a B.A. in Business Management. We believe Mr. Banks’ broad experience with high-tech and financial transaction processing, and leadership experience at fast-growing companies enables him to make valuable contributions to our Board.

Jo Ann Barefoot has served as a member of our Board since October 2016. Ms. Barefoot is CEO & Founder of AIR—the Alliance for Innovative Regulation, Cofounder of Hummingbird RegTech, CEO of Barefoot Innovation Group and host of the podcast show Barefoot Innovation. Ms. Barefoot was a Senior Fellow at the John F. Kennedy School of Government’s Mossovar-Rahmani Center for Business & Government at Harvard University from July 2015 to June 2017. Ms. Barefoot also serves as a consultant to a number of private consumer finance companies and invests and advises fintech startups. She serves on the board of the National Foundation for Credit Counseling, the Milken Institute FinTech Advisory Committee, the California Blockchain Working Group Advisory Board, and previously served on the Consumer Advisory Board of the Consumer Financial Protection Bureau. Ms. Barefoot previously served as chair of the board of the Financial Health Network, as the Deputy Comptroller of the Currency, staff of the U.S. Senate Committee on Banking, Housing and Urban Affairs, as Co-Chair of the consulting firm Treliant Risk Advisors, as a Partner and Managing Director at KPMG Consulting and as Director of Mortgage Finance for the National Association of Realtors. Ms. Barefoot received a B.A. in English from the University of Michigan. We believe that Ms. Barefoot’s deep understanding of consumer finance and experience in government and community service provide her with a uniquely diverse perspective that benefits our Board.

26

Ginny Lee has served as a member of our Board since September 2021. From December 2016 to June 2021, Ms. Lee served as the President and Chief Operating Officer of Khan Academy, a non-profit online education technology organization. Prior to Khan Academy, Ms. Lee spent more than 17 years at Intuit where she held multiple senior operational and technical roles, including Senior Vice President and General Manager of Intuit’s Employee Management Solutions Division, as well as Chief Information Officer. She currently serves as an advisor and director for several private companies. Ms. Lee received dual baccalaureate degrees in Business Economics and Organizational Behavior and Management from Brown University and a M.B.A. from the Stanford Graduate School of Business. We believe that Ms. Lee’s strong background of business, technology leadership roles and experience bringing products to market enable her to make valuable contributions to our Board.

Louis P. Miramontes has served as a member of our Board since October 2014. Mr. Miramontes is a CPA and financial executive. He was a senior partner at KPMG LLP, a public accounting firm, from 1986 to September 2014, where he served in leadership functions, including Managing Partner of the KPMG San Francisco office and Senior Partner KPMG’s Latin American Region. Mr. Miramontes was also an audit partner directly involved with providing audit services to public and private companies, which included working with client boards of directors and audit committees regarding financial reporting, auditing matters, SEC compliance and Sarbanes-Oxley regulations. Mr. Miramontes currently serves on the board of directors of Lithia Motors, Inc., and Rite Aid Corporation. Mr. Miramontes received a B.S. in Business Administration from California State University, East Bay, and he is a Certified Public Accountant in the State of California. We believe Mr. Miramontes is qualified to serve on our Board due to his professional experience and deep audit and financial reporting expertise.

Sandra A. Smith has served as a member of our Board since September 2021. From 2018 to April 2021, Ms. Smith served as the Chief Financial Officer of Segment.io (“Segment”), which was acquired by Twilio Inc (“Twilio”). Before joining Segment, Ms. Smith served as the Vice President, Finance at Twilio, from 2013 to 2018, and in various roles at Akamai Technologies, Inc. from 2003 to 2013. Ms. Smith currently serves as a director at several private companies. Ms. Smith holds a B.F.A. from the University of Michigan, an M.B.A. from Boston College Carroll Graduate School of Management and a J.D. from Boston College Law School. We believe that Ms. Smith is qualified to serve on our Board due to her broad operational experience at high-tech companies and significant leadership experience in the areas of finance, accounting, and audit oversight.

David Strohm has served as a member of our Board since February 2007. Mr. Strohm has been affiliated with Greylock Partners, a venture capital firm, since 1980, where he has served as a Partner since January 2001, and previously served as a General Partner from 1983 to 2001. Mr. Strohm currently serves as a director of several private companies. Mr. Strohm was previously also a director of DoubleClick, Inc. from 1997 to 2005, Internet Security Systems, Inc. from 1996 to 2006, SuccessFactors, Inc. from 2001 to 2010, EMC Corporation from 2003 to October 2015 and VMware, Inc. from 2007 to October 2015. Mr. Strohm received a B.A. from Dartmouth College and an M.B.A. from Harvard Business School. We believe that Mr. Strohm’s extensive experience as an investment professional in our industry and as a director of various companies, many of which are publicly traded, enables him to make valuable contributions to our Board.

Frederic Welts has served as a member of our Board since September 2021. From October 2011 to April 2021, Mr. Welts served as President and Chief Operating Officer of the Golden State Warriors. Prior to joining the Warriors, Mr. Welts spent nine years with the Phoenix Suns, serving the organization as President and Chief Executive Officer for the last two seasons. Prior to joining the Suns, Mr. Welts served at the NBA league office in New York from 1982-1999, where he ascended through the ranks to eventually become the league’s third-in-command as the Executive Vice President, Chief Marketing Officer and President of NBA Properties. Mr. Welts currently is a board member of GoPro Inc., the Bay Area Council and the Warriors Community Foundation, and serves on the NBA’s Team Advisory Committee and Global Inclusion Council. Mr. Welts received a B.A. in Communications from the University of Washington. We believe Mr. Welts’s extensive executive experience, marketing background, and active community involvement, enable him to make valuable contributions to our Board.

27

Non-Employee Director Compensation

We compensate non-employee directors for their service on our Board with a combination of cash and equity awards, the amounts of which are commensurate with their role and involvement, and consistent with peer company practices. Directors may be reimbursed for travel, food, lodging and other expenses directly related to their activities as directors. Directors are also entitled to the protection provided by their indemnification agreements and the indemnification provisions as described in our amended and restated certificate of incorporation and amended and restated bylaws.

The compensation and leadership committee, which is comprised solely of independent directors, has the primary responsibility for reviewing and recommending to the Board the type and amount of compensation as well as changes to the compensation to be paid or awarded to non-employee directors, including any consulting, retainer, board meeting, committee and committee chair fees and equity awards.

Cash Compensation

Each non-employee director receives an annual cash retainer for his or her service on the Board, as well as additional cash retainers if he or she serves as the lead independent director, on a committee or as the chair of a committee. For new directors, these amounts are prorated for partial-year service based on the date of election to the Board. All cash payments to non-employee directors who served in the relevant capacity at any point during the immediately preceding prior fiscal quarter will be paid quarterly in arrears on a prorated basis. A non-employee director who served in the relevant capacity during only a portion of the prior fiscal quarter will receive a pro-rated payment of the quarterly payment of the applicable cash retainer. The following table lists the cash retainer amounts in effect during fiscal year 2021.

Position	Annual Cash Retainer ($)

Board member	40,000

Lead independent director	25,000

Audit and risk committee chair	20,000

Audit and risk committee member	10,000

Other committee chair	15,000

Other committee member	7,500

Non-employee directors may elect to receive a fixed percent up to 100% of their cash compensation earned for board or committee service in the form of fully vested stock options or restricted stock units (“RSUs”). The number of shares underlying such stock options or RSUs will be calculated by dividing the amount of cash compensation elected by the non-employee director by the grant date fair value per share (which means for stock options, the Black-Scholes value or binomial-lattice pricing model and for RSUs, the closing stock price on the grant date). At the end of 2021, directors were allowed to choose to receive their compensation for 2022 in the form of stock options, RSUs or cash.

Equity Compensation

Each then-serving non-employee director received an annual equity award of $125,000 and the lead independent director received an additional equity award of $31,250 immediately after the 2021 annual meeting. The number of RSUs was determined based on the annual equity award value divided by the closing stock price on the grant date and rounded up to the nearest full share, resulting in an award of RSUs covering 6,010 shares of our common stock for each non-employee director, with the lead independent director receiving an additional award of RSUs covering 1,503 shares of our common stock. The RSU awards vested upon the satisfaction of a service-based vesting schedule that lapsed over the course of a year, commencing June 2021, subject to the non-employee director continuing to provide services to us through the applicable vesting date. A non-employee

28

director who is newly appointed to the Board other than in connection with an annual meeting of shareholders will receive a grant of RSUs upon appointment (an “Initial Director Award”). The number of RSUs subject to each Initial Director Award is determined in the same manner as described above for Annual Director Awards, but the Initial Director Award is pro-rated based on the portion of the time period that has passed since the last annual meeting service until the 2022 Annual Meeting.

The following table lists all outstanding equity awards held by our non-employee directors as of December 31, 2021:

Director	Stock Awards (#)	Stock Options (#)

Aida M. Alvarez	3,005	18,181

Roy Banks	2,648	—

Jo Ann Barefoot	3,005	18,181

Ginny Lee	2,648	—

Louis P. Miramontes	3,005	18,181

Carl Pascarella	3,757	8,522

Sandra A. Smith	2,648	—

David Strohm	3,005	—

Frederic Welts	2,648	—

R. Neil Williams	3,005	18,181

Non-Employee Director Compensation Table

The following table provides information regarding all compensation awarded to, earned by or paid to our non-employee directors for the year ended December 31, 2021:

Director	Fees Earned or Paid in Cash ($)	Stock Awards (1) ($)	Total ($)

Aida M. Alvarez	62,500	125,008	187,508

Roy Banks (2)	15,833	95,900	111,733

Jo Ann Barefoot	57,500	125,008	182,508

Ginny Lee (2)	18,333	95,900	114,233

Louis P. Miramontes	59,250	125,008	184,258

Carl Pascarella	86,187	156,270	242,457

Sandra A. Smith (2)	19,167	95,900	115,067

David Strohm	67,063	125,008	192,071

Frederic Welts (2)	18,333	95,900	114,233

R. Neil Williams	67,063	125,008	192,071

(1)

This column reflects the aggregate grant date fair value of the stock options and RSUs measured pursuant to FASB ASC 718, without regard to forfeitures. The assumptions used in calculating the grant date fair value of these awards are set forth in Note 2 and Note 13 to our Notes to the Consolidated Financial Statements included on our Form 10-K filed March 1, 2022. These amounts do not reflect the actual economic value that may be realized by the non-employee director.

(2)	The director joined our Board in September 2021 and received a pro-rated equity award for service until the 2022 Annual Meeting.

29

Report of the Audit and Risk Committee

The information contained in this report of the audit and risk committee shall not be deemed to be “soliciting material,” “filed” with the SEC, subject to Regulations 14A or 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or subject to the liabilities of Section 18 of the Exchange Act. No portion of this audit committee report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, through any general statement incorporating by reference in its entirety the proxy statement in which this report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed filed under either the Securities Act or the Exchange Act.

This report is submitted by the audit and risk committee of the Board. The audit and risk committee consists of the directors whose names appear below. None of the members of the audit and risk committee is an officer or employee of the Company, and our Board has determined that each member of the audit and risk committee is “independent” for audit committee purposes as that term is defined under Rule 10A-3 of the Exchange Act and the applicable Nasdaq rules. Each member of the audit and risk committee meets the requirements for financial literacy under the applicable rules and regulations of the SEC and Nasdaq.

The audit and risk committee’s general role is to assist the Board in monitoring the Company’s financial reporting process and related matters and risk management and related matters. The audit and risk committee’s specific responsibilities are set forth in its charter. A copy of the charter is available on our investor relations website: https://investor.oportun.com/corporate-governance/governance-overview.

The audit and risk committee has reviewed the Company’s consolidated financial statements for its fiscal year ended December 31, 2021 and met with its management team, as well as with representatives of Deloitte & Touche LLP, the Company’s independent registered public accounting firm, to discuss the consolidated financial statements and management’s assessment and Deloitte & Touche LLP’s evaluation of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2021. The audit and risk committee also discussed with members of Deloitte & Touche LLP the matters required to be discussed by the applicable requirements of the PCAOB.

In addition, the audit and risk committee received the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the audit and risk committee concerning independence and discussed with members of Deloitte & Touche LLP its independence.

Based on these discussions, the financial statement review and other matters it deemed relevant, the audit and risk committee recommended to our Board that the Company’s audited consolidated financial statements for its fiscal year ended December 31, 2021 be included in its Annual Report on Form 10-K for its 2021 fiscal year.

Respectfully submitted by the members of the audit and risk committee of the Board:

R. Neil Williams (Chair)

Jo Ann Barefoot

Louis P. Miramontes

Sandra A. Smith

30

Security Ownership of Certain Beneficial Owners and Management and Related Stockholders Matters

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of April 18, 2022 for:

•	each person, or group of affiliated persons, who beneficially owned more than 5% of our common stock;

•	each of our named executive officers;

•	each of our directors and nominees for director; and

•	all of our current executive officers and directors as a group.

We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable.

We have based our calculation of the percentage of beneficial ownership on 32,807,002 shares of our common stock outstanding as of April 18, 2022. We have deemed shares of our common stock subject to stock options that are currently exercisable or exercisable and RSUs that will vest within 60 days after April 18, 2022, to be outstanding and to be beneficially owned by the person holding the stock option for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

31

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Oportun Financial Corporation, 2 Circle Star Way, San Carlos, CA 94070.

Name of Beneficial Owner	Number of Shares Beneficially Owned (1)	Percentage of Shares Beneficially Owned

5% Stockholders:

Entities affiliated with Blackrock (2)	2,250,564	6.9%

Institutional Venture Partners XIV, L.P. (3)	3,408,691	10.4%

Kayne Anderson Rudnick Investment Management LLC (4)	3,343,544	10.2%

Ashford Capital Management (5)	1,693,764	5.2%

Entities affiliated with Wellington Management Group LLP (6)	2,583,972	7.9%

Directors and Named Executive Officers:

Raul Vazquez (7)		2.4%

Jonathan Coblentz (8)		0.7%

Patrick Kirscht (9)		0.6%

Aida Alvarez (10)		*

Roy Banks (11)		*

Jo Ann Barefoot (12)		*

Ginny Lee (13)		*

Louis P. Miramontes (14)		*

Carl Pascarella (15)		*

Sandra A. Smith (16)		*

David Strohm (17)		0.9%

Frederic Welts (18)		*

R. Neil Williams (19)		*

All executive officers and directors as a group (16 persons) (20)		5.5%

*	Represents beneficial ownership of less than one percent of the outstanding common stock.
(1)

Represents shares of common stock beneficially owned by such individual or entity, and includes shares held in the beneficial owner’s name or jointly with others, or in the name of a bank, nominee or trustee for the beneficial owner’s account.

(2)

Based on a schedule 13G filed with the SEC on February 3, 2022, by BlackRock, Inc. According to the Schedule 13G, as of December 31, 2021, BlackRock, Inc. has the sole power to vote or direct the vote of 2,221,627 shares and sole power to dispose or to direct the disposition of 2,250,564 shares. The address for BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.

(3)

Based on the Schedule 13G filed with the SEC on February 14, 2022 by Institutional Venture Partners XIV, L.P. (“IVP XIV”), Institutional Venture Management XIV, LLC (“IVM XIV”), Todd C. Chaffee, Norman A. Fogelsong, Stephen J. Harrick, J. Sanford Miller, Jules A. Maltz and Dennis B. Phelps. According to the Schedule 13G, the reporting persons beneficially held a total 3,408,691 shares. The shares are held by IVP XIV. IVM XIV serves as the sole general partner of IVP XIV and has sole voting and investment control over the shares owned by IVP XIV and may be deemed to own beneficially the shares held by IVP XIV. IVM XIV owns no securities of the Company directly. Todd C. Chaffee, Norman A. Fogelsong, Stephen J. Harrick, J.Stanford Miller, Jules A. Maltz and David B. Phelps are Managing Directors of IVM XIV and share voting and dispositive power over the shares held by IVP XIV, and may be deemed to own

32

beneficially the shares held by IVP XIV. The Managing Directors own no securities of the Company directly. IVP XIV’s address is 3000 Sand Hill Road, Suite 250, Menlo Park, CA 94025.
(4)

Based on a Schedule 13G/A jointly filed with the SEC on February 14, 2022, by Kayne Anderson Rudnick Investment Management LLC (“Kayne Anderson”), Virtus Investment Advisors, LLC and Virtus Equity Trust, on behalf of Virtus KAR Small Cap Growth Fund. According to the Schedule 13G/A, as of December 31, 2021, Kayne Anderson had sole investment discretion and voting authority over 578,543 shares, sole dispositive power with respect to 661,734 of these shares, and shared voting and dispositive power with respect to 2,681,810 of these shares. Kayne Anderson’s address is 1800 Avenue of the Stars, 2nd Floor, Los Angeles, CA 90067. The Schedule 13G/A further provides 2,681,810 shares are beneficially held by Virtus Investment Advisors, LLC, One Financial Plaza, Hartford, Connecticut 06103, which has shared investment discretion and voting authority; and 2,635,930 shares are beneficially held by Virtus Equity Trust, on behalf of Virtus KAR Small Cap Growth Fund, 101 Munson Street, Greenfield, Massachusetts 01301, which has shared investment discretion and voting authority.

(5)

Based on a Schedule 13G filed with the SEC on February 14, 2022, as of December 31, 2021, by Ashford Capital Management, Inc., the reporting persons beneficially held a total of 1,693,764 shares. The shares are held by Ashford Capital Management, Inc and the reporting person has sole dispositive and voting powers with respect to all of these shares. The address for Ashford Capital Management, Inc., is One Walker’s Mill Road, Wilmington, DE 19807.

(6)

Based on a Schedule 13G/A jointly filed with the SEC on February 4, 2022, by Wellington Management Group LLP, Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP, and Wellington Management Company LLP (collective, “Wellington”). According to the Schedule 13G/A, as of December 31, 2021, Wellington Management Group LLP, Wellington Group Holdings LLP, and Wellington Investment Advisors Holdings LLP have shared voting power with respect to 2,550,883 shares, shared investment power with respect to 2,583,972 shares. Wellington Management Company LLP has shared voting power with respect to 2,524,919 shares and shared dispositive power with respect to 2,558,008 shares. Wellington’s address is c/o Wellington Management Company LLP, 280 Congress Street, Boston, MA 02210.

(7)

Consists of (a) 629,195 shares held by Mr. Vazquez directly, (b) 172,864 shares held in a trust for which Mr. Vazquez is trustee, (c) 659,091 stock options exercisable within 60 days from April 18, 2022, of which 632,733 are vested as of such date.

(8)

Consists of (a) 1,493 shares held by Mr. Coblentz directly, (b) 219,518 shares held in a trust for which Mr. Coblentz is trustee, (c) 157,093 stock options are held by Mr. Coblentz and are exercisable within 60 days from April 18, 2022, of which 148,297 are vested as of such date.

(9)	Consists of (a) 192,025 shares and (b) 333,853 stock options exercisable within 60 days from April 18, 2022, of which 320,672 are vested as of such date.
(10)	Consists of (a) 17,371 shares, (b) 1,503 RSUs that are scheduled to vest within 60 days from April 18, 2022, and (c) 18,181 stock options are vested and exercisable within 60 days from April 18, 2022.
(11)	Consists of (a) 2,647 shares, (b) 1,324 RSUs that are scheduled to vest within 60 days from April 18, 2022.
(12)

Consists of (a) 17,371 shares and (b) 1,503 RSUs that are scheduled to vest within 60 days from April 18, 2022, and (c) 18,181 stock options are vested and exercisable within 60 days from April 18, 2022.

(13)	Consists of (a) 2,647 shares and (b) 958 fully vested deferred RSUs, and (c) 1,324 RSUs that are scheduled to vest within 60 days from April 18, 2022.
(14)	Consists of (a) 12,014 shares, (b) 1,503 RSUs that are scheduled to vest within 60 days from April 18, 2022, and (c) 18,181 stock options are vested and exercisable within 60 days from April 18, 2022.
(15)	Consists of (a) 140,401 shares, (b) 11,635 fully vested deferred RSUs, and (c) 1,879 RSUs that are scheduled to vest within 60 days from April 18, 2022.
(16)	Consists of (a) 2,647 shares, (b) 1,324 RSUs that are scheduled to vest within 60 days from April 18, 2022.
(17)

Consists of 271,160 shares held by Mapache Investments L.P., (b) 17,371 shares held directly by Mr. Strohm, (c) 8,754 fully vested deferred RSUs, and (d) 1,503 RSUs that are scheduled to vest within 60 days from April 18, 2022. Mr. Strohm is a General Partner of Mapache Investments, L.P. and has voting and investment control over these shares.

33

(18)	Consists of (a) 2,647 shares, (b) 998 fully vested deferred RSUs, and (c) 1,324 RSUs that are scheduled to vest within 60 days from April 18, 2022.
(19)

Consists of (a) 17,371 shares, (b) 9,291 fully vested deferred RSUs, (c) 1,503 RSUs that are scheduled to vest within 60 days from April 18, 2022 and (d) 18,181 stock options are vested and exercisable within 60 days from April 18, 2022.

(20)

Includes shares beneficially owned by all current executive officers and directors of the company. Consists of (a) 1,812,491 shares, (b) 31,636 fully vested deferred RSUs, (c) 14,690 RSUs that are scheduled to vest within 60 days from April 18, 2022 and (d) 1,664,602 stock options exercisable within 60 days from April 18, 2022, of which 1,528,144 are vested as of such date.

34

Executive Officer Biographies

The following is biographical information for our executive officers as of April 18, 2022:

Name	Age	Position

Raul Vazquez	50	Chief Executive Officer and Director

Jonathan Coblentz	51	Chief Financial Officer and Chief Administrative Officer

Patrick Kirscht	54	Chief Credit Officer

Joan Aristei	62	General Counsel and Chief Risk Officer

Matthew Jenkins	53	Chief Operations Officer and General Manager, Personal Loans and Auto Loans

For the biography of Mr. Vazquez, see “Directors, Executive Officers, and Corporate Governance—Board of Directors Biographies.”

Jonathan Coblentz has served as our Chief Financial Officer since July 2009 and our Chief Administrative Officer since September 2015. Prior to joining Oportun, Mr. Coblentz served as Chief Financial Officer and Treasurer of MRU Holdings, Inc., a publicly-traded student loan finance company, from April 2007 to February 2009. Prior to joining MRU Holdings, Mr. Coblentz was a Vice President at Fortress Investment Group, LLC, a global investment management company. Prior to his time at Fortress, Mr. Coblentz spent over seven years at Goldman, Sachs & Co. Mr. Coblentz began his career at Credit Suisse First Boston. Mr. Coblentz received a B.S., summa cum laude, in Applied Mathematics with a concentration in Economics from Yale University.

Patrick Kirscht has served as our Chief Credit Officer since October 2015, and previously served as our Vice President, Risk Management and Chief Risk Officer from October 2008 to October 2015 and our Senior Director, Risk Management from January 2008 to October 2008. Prior to joining Oportun, Mr. Kirscht was Senior Vice President of Risk Management for HSBC Card Services, Inc., the consumer credit card segment of HSBC Holdings, from 2007 to 2008. Mr. Kirscht joined HSBC Card Services in 2005 as part of HSBC’s acquisition of Metris Companies Inc., a start-up mono-line credit card company. Mr. Kirscht joined Metris Companies in 1995, where he served as Vice President of Planning and Analysis until he moved to Risk Management in 2004. Mr. Kirscht received a B.S. in Economics with a minor in Statistics, a B.S. in Business, and an M.B.A. from the University of Minnesota.

Joan Aristei has served as our General Counsel and Chief Risk Officer since September 2020. She previously served as our General Counsel and Chief Compliance Officer since March 2018, as our Chief Compliance Officer from March 2017 to March 2018, and as our Vice President, Compliance from May 2014 to March 2017. Prior to joining Oportun, Ms. Aristei was a Director at Citi Private Bank from October 2010 to May 2014, where she served as head of Banking and Lending Product Compliance. Ms. Aristei was also previously Assistant General Counsel and Chief Compliance Officer for JP Morgan Chase & Company, in its auto finance and student lending division, where she led the establishment of a compliance framework for JP Morgan’s auto finance business after its merger with Bank One. Ms. Aristei received a B.A. in Chemistry and in French Literature from the University of California, San Diego, an M.B.A. from the UCLA Anderson School of Management and a J.D. from Loyola Law School.

Matthew Jenkins has served as our Chief Operations Officer since November 2016 and also as our General Manager, Personal Loans since August 2018 and General Manager, Personal & Auto Loans since January 2020. Prior to joining Oportun, Mr. Jenkins was Managing Director, Head of Global Consumer Operations Functions at Citigroup Inc., or Citi, from April 2015 to November 2016. In his prior role, Mr. Jenkins served as the Cards Chief Operations Officer at Citi from July 2011 to April 2015. From September 1999 to July 2011, Mr. Jenkins held various leadership roles of increasing scope and responsibility within consumer operations at Citi. Prior to Citi, Mr. Jenkins worked at First USA/Bank One’s Cardmember Service team from September 1995 to September of 1999 in various capacities, most recently as the Chief Finance Officer and Director of Business Analytics. Mr. Jenkins also served in the U.S. Army from 1988 to 1992, where he worked as an Intelligence Analyst and Spanish Linguist. Mr. Jenkins received a B.A. in Economics, summa cum laude, from the University of Texas at Austin.

35

Executive Compensation

Named Executive Officers

The Company is a “smaller reporting company” under Item 10 of Regulation S-K promulgated under the Securities and Exchange Act of 1934, and the following compensation disclosure is intended to comply with the requirements applicable to smaller reporting companies. Although the rules allow the Company to provide less detail about its executive compensation program, the compensation and leadership committee is committed to providing the information necessary to help stockholders understand its executive compensation-related decisions. Accordingly, this section includes supplemental narratives that describe the executive compensation program for our named executive officers (the “NEOs”), during 2021:

Raul Vazquez Chief Executive Officer Age: 50 Tenure: 10 years	Jonathan Coblentz Chief Financial Officer and Chief Administrative Officer Age: 51 Tenure: 13 years	Patrick Kirscht Chief Credit Officer Age: 54 Tenure: 14 years

Key 2021 Highlights

(1)	Includes 0.6M Hello Digit, Inc. (“Digit”) members acquired in the fourth quarter of 2021

Against a challenging backdrop arising from the ongoing pandemic and overall economic uncertainty, we began 2021 focused on returning to growth, scaling our new products, and enhancing our digital platform. Throughout the year, we consistently executed across all these priorities and delivered one of our strongest financial performances to date. At a high level, in 2021, we achieved record level originations that were 70% higher than the prior year. We believe that we are gaining market share as we expand across the U.S. and our new borrowers represented over 47% of our total loans, up from 35% a year ago. Distribution points for our personal loan offering expanded rapidly last year through our Lending as a Service partnerships. We scaled our network to include 208 DolEx locations and 50 Barri Financial Group stores, and in 2022 we expect to more than

36

double this number to over 500 Lending as a Service locations. Moreover, we plan to extend our Lending as a Service channel to additional partners, including both retail and fully-digital businesses. For our secured personal loan (SPL) product, we ended the year with $58 million in receivables, up 97% sequentially and well ahead of our target of $50 million. Credit card receivables nearly doubled sequentially to $67 million, well exceeding our year-end goal of $50 million.

In 2021, we intensified our focus on accelerating our growth capabilities and leveraging innovative technologies to further our mission. A significant contributor to our success in 2021 was the enhancement of our loan origination platform, which integrated secured and unsecured personal loans into a single acquisition funnel that helps to increase member conversion, while decreasing member acquisition costs. Additionally, we continued to invest significantly in our A.I. capabilities to expand the functionality and efficiency of our products. In December 2021, we acquired the digital banking platform Digit with the vision to be the leading A.I.-driven digital-first platform that helps improve the financial health of our members. With the addition of Digit’s four digital banking products: Digit Savings, Digit Direct, Digit Investing, and Digit Retirement to our existing suite of credit products, we believe that we will be able to continue to accelerate our growth and gain opportunities to establish long-term and more durable relationships with our members. To advance our mission, we also continued to address racial and social issues facing our employees and communities, which included charitable giving to programs serving underrepresented communities and expanding our community involvement and non-profit partnership programs. Other notable achievements in 2021 include:

Looking forward, we believe that we are well-positioned to help responsible, hardworking people across the U.S. borrow, save, bank, and invest through our digital banking platform and make financial health effortless for them. The compensation and leadership committee believes that the actions taken by the NEOs throughout 2021 contributed greatly to Oportun’s strong performance across many key financial, strategic, and other goals and were critical in building momentum for the company’s future growth.

Oversight and Design of our Compensation Program

Compensation Philosophy and Objectives

We operate in a highly competitive and rapidly evolving market, and we expect competition among companies in our market to continue to increase. Our ability to compete and succeed in this environment is directly correlated to our ability to recruit, incentivize, and retain talented individuals.

37

We are guided by certain overarching values:

Primary Goals of our Executive Compensation Programs

•	Attract, motivate and retain highly qualified and experienced executives who can execute our business plans in a fast-changing, competitive landscape.

•	Recognize and reward our executive officers fairly for achieving or exceeding rigorous corporate and individual objectives.

•	Align the long-term interests of our executive officers with those of our members and stockholders.

Fiscal 2021 Pay Mix

The key components of total compensation opportunity for each executive officer set by the compensation and leadership committee annually are short-term cash compensation (annual base salary and annual incentive award) and long-term equity incentive compensation (stock options and RSUs). The target pay mix for fiscal 2021 for our CEO and other NEOs, on average, is shown below.

38

The CEO’s 2021 total compensation decision focuses on variable and “at-risk” compensation that is closely aligned with Company performance. As shown in the chart below, 88% of the CEO’s 2021 compensation is performance-based and 80% of other NEOs’ compensation, on average, is performance-based.

Elements of our 2021 Compensation Program

39

(1)	For the CEO, 80% on corporate performance and 20% on attainment of individual goals.
(2)

Generally, annual equity mix consisted of 50% stock options and 50% RSUs. For the 2022 annual compensation setting process, the compensation and leadership committee approved an annual equity mix for our executive officers of 25% stock options and 75% RSUs, as we migrate toward the market practice of providing a greater of long-term equity compensation in the form of full value awards.

Advisory Non-binding Vote on Executive Compensation

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, our stockholders have the opportunity to cast an annual advisory non-binding vote to approve the compensation of our NEOs as disclosed pursuant to the SEC’s compensation disclosure rules. In 2021, stockholders extended their support for our executive compensation programs with 94.6% of the votes cast in favor of the say-on-pay proposal.

Compensation Governance Policies and Practices

The Company’s executive compensation program is overseen by the compensation and leadership committee with the advice and support of the Company’s independent compensation consultant as well as the Company’s management team. The following summarizes certain executive compensation practices, we have implemented to drive performance and the practices we have not implemented because we do not believe they would serve our stockholders’ long-term interests.

What We Do	What We Don’t Do

Design our executive compensation program so that a significant portion of the compensation for our NEOs is at risk based on the achievement of measures we believe drive the creation of long-term stockholder value

Allow hedging or pledging of Company securities
Single trigger change in control severance benefits
Maintain individual employment arrangements with our executive officers	Excise tax “gross-ups” upon change in control
Review our peer group on an annual basis	Special benefit or retirement plans that are exclusive to the executive team
Hold annual advisory non-binding stockholder vote to approve the compensation of our NEOs
Retain an independent compensation consultant
Stock ownerships requirements for current Section 16 officers and directors (approved in April 2022)
Clawback policy for current Section 16 officers (approved in April 2022)

40

Roles of the Compensation and Leadership Committee, Management and the Compensation Consultant

Role of the Compensation and Leadership Committee

The compensation and leadership committee is responsible for overseeing our compensation programs and policies, including our equity incentive plans. Our compensation and leadership committee operates under a written charter adopted and approved by our board of directors, under which our board of directors retains concurrent authority with our compensation and leadership committee to approve compensation-related matters.

Each year, the compensation and leadership committee reviews and approves compensation decisions as they relate to our NEOs and other senior executive officers, including our CEO. The compensation and leadership committee initially establishes a framework by engaging in a baseline review of our current compensation programs, together with its independent compensation consultant and management, to ensure that they remain consistent with our business requirements and growth objectives. In this review, the independent compensation consultant is also asked to provide perspective on changing market practices as to compensation programs, with a particular focus on our identified peer group and other companies with whom we compete directly for talent, as discussed below under “Role of Compensation Consultants” and “Use of Competitive Market Data”. Following this review, the compensation and leadership committee considers the recommendations of our CEO, as discussed below under “Role of Management.” The compensation and leadership committee also manages the annual review process of our CEO, in cooperation with our lead director, in which all members of our board of directors are asked to participate and provide perspective, resulting in a compensation and leadership committee recommendation to the full board regarding individual compensation adjustments for our CEO. As part of this review of the compensation of our NEOs and other senior executive officers, the compensation and leadership committee considers several factors, including:

•  our corporate growth and other elements of financial performance;

•  individual performance and contributions to our business objectives;

•  the executive officer’s experience and scope of duties;

•  the recommendations of our CEO and other members of our management team;

•  retention risk;

•  internal pay equity;

•  an executive officer’s existing equity awards and stock holdings; while

•  ensuring our incentive plans do not encourage undue risk-taking.

Our compensation and leadership committee rely on their judgment and extensive experience serving on the boards of publicly traded companies to establish an annual target total direct compensation opportunity for each NEO that they believe will best achieve the goals of our executive compensation program and our short-term and long-term business objectives. The compensation and leadership committee retains flexibility to review our compensation structure periodically as needed to focus on different business objectives.

41

Role of Management

Our CEO works closely with the compensation and leadership committee in determining the compensation of our NEOs (other than his own) and other executive officers. Each year, our CEO reviews the annual performance of our NEOs and other executive officers and makes recommendations to the compensation and leadership committee (except as it relates to his own performance and compensation) regarding individual compensation adjustments, promotions, bonus pool funding, level of achievement of corporate goals and annual incentive plan payouts. Our CEO also identifies and recommends corporate and individual performance objectives for our annual incentive plan for approval by the compensation and leadership committee based on our business plan and strategic objectives for the relevant fiscal year, and makes recommendations on the size, frequency and terms of equity incentive awards and new hire compensation packages. These recommendations from our CEO are often developed in consultation with members of his senior management team, including our CFO, Chief People Officer, and General Counsel and Chief Risk Officer.

In certain situations, our compensation and leadership committee may elect to delegate a portion of its authority to our CEO or a subcommittee. Our compensation and leadership committee has delegated to our CEO the authority to make employment offers to candidates at and below the senior vice president level without seeking the approval of the compensation and leadership committee. In addition, our compensation and leadership committee has delegated to a subcommittee, currently made up of our CEO and CFO, the authority to approve certain equity grants to employees at and below the senior vice president level, subject to certain parameters approved by the compensation and leadership committee.

At the request of the compensation and leadership committee, our CEO typically attends a portion of each compensation and leadership committee meeting, including meetings at which the compensation and leadership committee’s compensation consultant is present. From time to time, various members of management and other employees, as well as outside legal counsel and consultants retained by management, attend compensation and leadership committee meetings to make presentations and provide financial and other background information and advice relevant to compensation and leadership committee deliberations. Our CEO and other NEOs do not typically participate in, or be present during, any deliberations or determinations of our compensation and leadership committee regarding their compensation or individual performance objectives.

Role of Compensation Consultants

The compensation and leadership committee has the authority under its charter to retain the services of one or more external advisors, including compensation consultants, legal counsel, accounting, and other advisors, to assist it in performance of its duties and responsibilities. The compensation and leadership committee makes all determinations regarding the engagement, fees, and services of these external advisors, and any such external advisor reports directly to the compensation and leadership committee.

During 2021, the compensation and leadership committee retained CODA Advisors, as its independent compensation consultant to provide support and advisory services as it relates to our compensation program, primarily to review our compensation peer group and to provide a competitive assessment of our executive and non-employee director compensation programs. CODA Advisors performs no other services for us other than its work for the compensation and leadership committee. CODA Advisors complied with the definition of independence under the Dodd-Frank Act and other applicable SEC and stock exchange regulations.

42

Use of Competitive Market Data

We strive to attract and retain the most highly qualified executive officers in an extremely competitive market. Accordingly, our compensation and leadership committee believes that it is important when making its compensation decisions to be informed as to the competitive market for executive talent, including the current practices of comparable public companies. Consequently, our compensation and leadership committee periodically reviews market data for each executive officer’s position, as described below.

The compensation and leadership committee approved a peer group of comparable publicly traded companies, developed with the assistance of CODA Advisors, to use as a reference point when making executive compensation decisions. Because we are uniquely situated in both the financial services and technology industries, the number of directly comparable companies in terms of business operations and scope are limited. The peer group is generally selected from publicly-traded companies with (i) comparable total revenue and market capitalization in related industries (i.e., consumer finance, software and services), or (ii) that have similar product offerings.

For the purposes of the March 2021 equity refresh grants discussed below under the heading “Elements of Executive Compensation and 2021 Compensation Decisions—Long-Term Incentive Compensation,” our compensation and leadership committee considered compensation data from the below-listed companies.

In June 2021, the compensation and leadership committee revised the peer group to exclude some peers who were acquired as part of ongoing M&A activity as well as reflect changes in Oportun’s and the peers’ financial size. At the time of selection in June 2021, trailing four quarter revenues for the revised peer group companies ranged from $313 million to $1.3 billion with a median of $529 million. This revised peer group was used for making compensation decisions as part of our 2022 annual compensation setting process. Our compensation and leadership committee intends to review the peer group annually and may consider supplemental information from other public companies and third-party surveys.

43

Elements of Executive Compensation and 2021 Compensation Decisions

The key components of total compensation opportunity for each executive officer set by the compensation and leadership committee annually are fixed cash compensation (annual base salary), short-term cash incentive compensation and long-term equity incentive compensation (stock options and RSUs). The compensation and leadership committee generally allocates between total cash compensation and equity compensation in a way that the committee believes substantially links executive compensation to corporate performance and strikes a balance between our short-term and long-term strategic goals. A significant portion of our NEOs’ total direct compensation opportunity is comprised of “at-risk” compensation in the form of performance-based bonus opportunities and equity awards in order to align the NEOs’ incentives with the interests of our stockholders and our corporate goals. The compensation and leadership committee believes that the total direct compensation of our NEOs should target around the median percentile of the peer group, and will then give consideration to factors such as tenure, individual performance, and any unique circumstances of the NEO’s position based on that individual’s responsibilities and market factors. We believe that this target will enable us to attract, motivate and retain the executive talent necessary to develop and execute our business strategy. The compensation and leadership committee reviews the compensation of our NEOs against our peer group and other companies which we compete with for talent and may increase the compensation of the NEOs to bring them to levels closer to the target percentile over the next few years. We also provide our NEOs with certain severance and change in control benefits, as well as other benefits generally available to all our employees, including retirement benefits under our 401(k) plan and participation in our employee benefit plans.

Base Salaries

Base salary is designed to be a competitive fixed component that establishes a guaranteed minimum level of cash compensation of our executive officers. Base salaries are initially set through arm’s-length negotiation at the time of hiring, taking into account level of responsibility, qualifications, experience, salary expectations and market data. Base salaries are then reviewed on an annual basis by the compensation and leadership committee and salary adjustments may be made to bring salaries around the median percentile of the peer group and based on other factors discussed above under “Oversight and Design of our Compensation Program.”

	2020 Annual Base Salary ($)	2021 Annual Base Salary ($) (1)	Increase (%)

Raul Vazquez	550,000	600,000	9.1

Jonathan Coblentz	373,014	387,002	3.7

Patrick Kirscht	430,560	446,706	3.8

(1)

The base salary amount for our NEOs, other than the CEO, were approved by the compensation and leadership committee in March 2021 and effective as of March 1, 2021. The base salary amount for the CEO was approved by the compensation and leadership committee in June 2021 and effective as of March 1, 2021.

Annual Incentive Plan

Each of our NEOs was eligible to participate in our annual incentive plan for 2021. This performance-based cash compensation was designed to reward the achievement of annual corporate performance relative to pre-established goals, as well as individual performance, contributions and strategic impact.

The compensation and leadership committee established target annual incentive awards for each executive officer, denominated as a percentage of base salary, which were set at the same percentage of base salary for 2021 as in 2020.

44

	2021 Target Annual Incentive Award Opportunity

	Target Award ($)	Percentage of Base Salary (%)

Raul Vazquez	600,000	100

Jonathan Coblentz	251,551	65

Patrick Kirscht	290,359	65

For 2021, the compensation and leadership committee approved the corporate performance goals and their respective weightings set forth below. In selecting these corporate performance goals, our compensation and leadership committee believed that they were appropriate drivers for our business as they provided a balance between growing our business and strengthening our financial position, which enhance stockholder value. Periodically throughout the year, the compensation and leadership committee may revise corporate performance goals and weightings for annual incentive awards based on our business priorities and annual operating plan. For 2021, the compensation and leadership committee considered the likelihood of a range of business scenarios and results that could impact business performance and revenue growth, including the ongoing uncertainty related to the COVID-19 pandemic and related economic conditions, and the alignment between appropriate payout opportunities and strong business performance at threshold, target, and maximum goal levels. The compensation and leadership committee utilizes Adjusted EBITDA as a financial performance metric because it believes that Adjusted EBITDA provides the most accurate measure of the Company’s ongoing business and financial performance. It also allows the compensation and leadership committee to more fully assess the Company’s productivity and efficiency, as well as to evaluate comparative results period-over-period. Please see the Appendix to this proxy statement for the Company’s definition of Adjusted EBITDA.

(1)	For the CEO, 80% on corporate performance and 20% on attainment of individual goals.

*	Maximum corporate attainment of 150% reached

45

For 2021 we achieved total revenue of $626.8 million and Adjusted EBITDA of $47.0 million, up year-on-year from $583.7 million and $22.0 million, respectively. These results significantly exceeded the maximum goals for each of the financial performance measures. We also ended the year with SPL and credit card receivables well ahead of year-end targets. We made significant progress in growing our Lending as a Service partner network and accelerating our product and service offerings across the nation. The strong performance and disciplined execution by management of our strategic initiatives empowered us to successfully manage the uncertainties of the current economic environment and drive strong and sustainable growth. For a reconciliation of these non-GAAP measures to GAAP measures, refer to the Appendix to this proxy statement. For more information about our business, please see “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

Individual annual incentive award goals and achievement for our NEOs other than our CEO vary depending on our strategic corporate initiatives and each executive officer’s responsibilities. While not exhaustive, below are certain key factors that the compensation and leadership committee, in consultation with our CEO, considered when determining the individual component of each 2021 annual incentive award. In 2021, our NEOs showed exceptional performance both in navigating the Company through the unprecedented challenges resulting from the COVID-19 pandemic and guiding Oportun on a trajectory for continued growth. The compensation and leadership committee recognized the individual accomplishments of the NEOs, including:

•	Entry into additional strategic partnerships to offer Oportun products in partner locations;

•	Acquisition of Digit to create a comprehensive digital banking platform that provides a full suite of credit and banking products;

•	Strong recovery in loan originations and rapid growth of credit card and secured personal loan receivables;

•	Continuous enhancements to our proprietary risk model and refinement of our A.I., data, and analytics capabilities across our products; and

•	Diversified capital markets funding sources to support new origination growth for our products.

In 2021, the annual incentive awards were weighted 75% on corporate performance and 25% on attainment of individual goals for all of our NEOs, except for our CEO. The annual incentive award for the CEO was weighted 80% on corporate performance and 20% on attainment of individual goals. Individual goal achievement for each NEO’s performance was determined by the compensation and leadership committee, and for 2021 determined that all individual goals were fully met.

As a result of the compensation and leadership committee’s performance review, the following annual incentive awards paid to each of our NEOs for 2021:

	Target Bonus ($)	Corporate Achievement (% of Target)	Individual Achievement (% of Target)	Bonus Payout (% of Target)	Bonus Amount ($)

Raul Vazquez	600,000	122.8	130.0	124.2	745,440

Jonathan Coblentz	251,551	122.8	130.0	124.6	313,433

Patrick Kirscht	290,359	122.8	125.0	123.4	358,158

Long-Term Incentive Compensation

Our compensation and leadership committee believes long-term incentive compensation is an effective means for focusing our NEOs on driving increased stockholder value over a multi-year period and motivating them to remain employed with us. Currently, our compensation and leadership committee uses equity awards in the form of stock options and RSUs to deliver annual long-term incentive compensation opportunities to our

46

NEOs and to address special situations as they may arise from time to time. The compensation and leadership committee establishes annual targets for long-term incentive compensation to our NEOs and other executive officers, taking into consideration the competitive market analysis performed by our compensation consultant.

Our compensation and leadership committee considers stock options to be inherently performance-based, and automatically link executive pay to stockholder return, because the executive derives value from a stock option only if our stock price increases. As part of a balanced compensation strategy, our compensation and leadership committee also awards RSUs to help us to attract, motivate and retain our NEOs.

In March 2021, in connection with our 2020 annual review process and performance year-to-date, we granted refresh equity grants of stock options and RSUs to NEOs. The stock option grants provide for a four-year vesting schedule, with one-fourth of the shares subject to each stock option vesting on the first anniversary of the vesting commencement date, and the remaining shares vesting in 36 successive equal monthly installments following the first anniversary of the vesting commencement date, subject to the NEO’s continued service on each such vesting date. Each RSU grant provides for a four-year vesting schedule, with one-fourth of the RSUs vesting on each anniversary of the vesting commencement date, subject to the NEO’s continued service on each such vesting date. In determining the amount of such grants, the compensation and leadership committee considered compensation data with respect to the March 2021 peer group for the grants issued in March 2021 and granted equity at a level comparable to the median annual equity grant values of the peer group on each grant date.

Historically, equity awards have been granted in connection with an executive officer’s initial employment or promotion, and thereafter on a periodic basis (generally annually) in order to retain and reward our NEOs based on factors such as individual performance and strategic impact, retention goals and competitive pay practices. The compensation and leadership committee generally determines the size and mix of equity awards to our NEOs in consultation with our CEO (except with respect to his own awards) and based on factors discussed above in “Oversight and Design of our Compensation Program.” The compensation and leadership committee intends to continue to review the existing equity holdings of our NEOs, including the percentage of equity awards that are vested or will become vested as a result of our offering, as well as other factors, when making decisions on future equity grants to our NEOs.

Employment and Change in Control Arrangements

We have entered into at-will employment offer letters with each of our NEOs that were approved by the compensation and leadership committee and our board of directors. In addition, we provide each NEO with the opportunity to receive certain severance payments and benefits in the event of a termination of employment under certain circumstances, including in connection with a change of control. The compensation and leadership committee generally believes that that the severance protection payments and benefits we offer are necessary to provide stability among our executive officers, serve to focus our executive officers on our business operations, and avoid distractions in connection with a potential change in control transaction or period of uncertainty.

For additional information on the employment arrangements and potential post-employment payments to our NEOs, see “Employment, Severance, and Change in Control Agreements” and “Potential Payments and Benefits Upon Termination or Change in Control” below.

401(k) Plan and Employee Benefits

During 2021, all full-time employees in the United States employed by Oportun, including the NEOs, were eligible to participate in the Company’s 401(k) plan, a tax qualified retirement plan (with an employer match up to 4% of eligible contributions). Other than the 401(k) plan, we do not provide defined benefit pension plans or defined contribution retirement plans to the NEOs or other employees.

We also offer a number of benefit programs to our full-time employees, including our NEOs, in the United States. These benefits include medical, vision and dental insurance, health and dependent care flexible

47

spending accounts, wellness programs, charitable donation matching, short-term and long-term disability insurance, accidental death and dismemberment insurance, basic life insurance coverage, and business travel insurance. Full-time and part-time employees in the United States are eligible to receive paid parental leave.

Stock Ownership Guidelines

In April 2022, the compensation and leadership committee adopted stock ownership guidelines for our executive officers and non-employee directors in order to further align their interests with our stockholders. Under these guidelines, each individual is required to own shares of our common stock with value to at least the following:

Position	Ownership Requirement
CEO	6x annual base salary
Other Section 16 officers	3x annual base salary
Non-employee directors	5x annual cash retainer

Covered executives are expected to meet the required ownership level within five years of the later of the initial adoption of the policy or hire or promotion into a covered executive role. Non-employee directors are expected to meet the required ownership level within five years of the appointment date. Further, executives and non-employee directors must hold at least 50% of any net after-tax shares realized from equity award vesting or exercise until the guideline has been met. Shares held outright and unvested RSUs that are subject to only a time-vesting condition count towards the ownership threshold but shares underlying options and unearned performance-vesting shares do not.

Compensation Clawback

In April 2022, the compensation and leadership committee approved the executive clawback policy which applies to our Section 16 officers. Our clawback policy provides that if (i) the Company is required to restate its financial statements filed pursuant to the Exchange Act as a result of a material error in these financial statement, (ii) such restatement is due to the gross negligence or intentional misconduct of a clawback officer (as determined by the compensation and leadership committee), (iii) the amount of any cash-based incentive paid to or payable to such clawback officer that was determined based on the achievement of financial or operating results would have been less if such financial statements had been correct at the time of determination, and (iv) no more than three years have elapsed from the filing date of such financial statements upon which such incentive compensation was determined, then the Company shall recoup from such clawback officer an amount equal to such excess cash incentive compensation through such means as the compensation and leadership committee determines in accordance with the policy.

Hedging and Pledging Policies

We have established an insider trading policy, which, among other things, prohibits all employees and non-employee directors from engaging in short sales or transactions in publicly-traded options (such as puts and calls) and other derivative securities relating to our common stock, hedging or similar transaction designed to decrease the risks associated with holding our securities, pledging any of our securities as collateral for a loan, and holding any of our securities in a margin account.

Compensation Risk Assessment

The compensation and leadership committee has reviewed our compensation programs to assess whether they encourage our employees to take excessive or inappropriate risks. After reviewing and assessing our compensation philosophy, policies and practices, including the mix of fixed and variable, short-term and long-term incentives and overall pay, incentive plan structures, and the checks and balances built into, and oversight

48

of, each plan and practice, the compensation and leadership committee has determined that any risks arising from our compensation programs are not reasonably likely to have a material adverse effect on the Company.

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code generally places a $1 million limit on the amount of compensation a publicly held company can deduct for U.S. federal tax purposes in any tax year on compensation paid to “covered employees.” However, the compensation and leadership committee retains discretion to award compensation that it determines to be consistent with the goals of our executive compensation program even if such compensation is not fully tax deductible by us, and can modify compensation that was initially intended to be tax deductible if it determines that such modifications are consistent with our business needs. Thus, executive compensation arrangements may not be fully tax deductible or, if initially intended to be tax deductible, may not actually receive this treatment.

Taxation of Parachute Payments and Deferred Compensation

We do not provide, and have no obligation to provide, any executive officer, including any NEO, with a “gross-up” or other reimbursement payment for any tax liability that he or she might owe as a result of the application of Section 280G, 4999, or 409A of the Code. Sections 280G and 4999 of the Code provide that executive officers and directors who hold significant equity interests and certain other service providers may be subject to an excise tax if they receive payments or benefits in connection with a change of control that exceed certain limits prescribed by the Code, and that the employer may be unable to take a deduction on the amounts subject to this additional tax.

Summary Compensation Table

The following table provides information regarding all compensation awarded to, earned by or paid to our NEOs for the years ended December 31, 2021, 2020, and 2019:

	Year	Salary (1) ($)	Stock Awards (2)(3) ($)	Option Awards (2) ($)	Non-Equity Incentive Plan Compensation (4) ($)	All Other Compensation (5) ($)	Total ($)
Raul Vazquez	2021	600,000	875,019	875,010	745,440	31,999	3,127,468
Chief Executive Officer	2020	550,000	3,500,024	1,750,002	550,000	28,977	6,379,003
	2019	481,000	1,287,948	1,249,737	458,634	20,895	3,498,214
Jonathan Coblentz	2021	387,002	300,021	300,011	313,433	23,439	1,323,906
Chief Financial Officer and Chief Administrative Officer	2020	373,014	1,200,008	600,008	243,974	26,769	2,443,773
	2019	351,900	429,316	416,576	226,676	12,645	1,437,113
Patrick Kirscht	2021	446,706	375,005	375,011	358,158	36,150	1,591,030
Chief Credit Officer	2020	430,560	1,500,008	750,007	281,613	37,243	2,999,431
	2019	414,000	643,974	624,864	256,587	14,807	1,954,232

(1)	The salary amounts in this column reflect the blended salary paid, which takes into account any salary increases effective during the year, if any.
(2)

These columns reflect the aggregate grant date fair value of stock options and RSUs measured pursuant to FASB ASC 718 without regard to forfeitures. The assumptions used in calculating the grant date fair value of these awards are set forth in Note 2 and Note 13 in our Notes to the Consolidated Financial Statements included in our Annual Report on Form 10-K filed with the SEC on March 1, 2022. These amounts do not reflect the actual economic value that may be realized by the NEO.

(3)

2020 amount includes “pull-forward” grants awarded in September 2020 where the grant pulled forward 50% of the annual grant value that otherwise would have been awarded as part of the annual review process in March 2021, with the remainder issued as equity grants of stock options and RSUs in March 2021. See

49

“Executive Compensation - Long-Term Incentive Compensation” in our proxy statement filed April 28, 2021 for more information.
(4)	The amounts represent bonuses paid under our annual incentive plan.
(5)

The amounts reported for 2021 include the cash value of Oportun’s match of our NEO’s contributions to the 401(k) plan and matching charitable contributions made by Oportun in 2021 pursuant to the Company’s charitable match program. The reported amounts include (i) $11,600 for 401(k) employer match and $1,500 for charitable match for Mr. Vazquez; (ii) $11,600 for 401(k) employer match and $1,500 for charitable match for Mr. Coblentz and (iii) $11,600 for 401(k) employer match for Mr. Kirscht.

Grants of Plan-Based Awards in Fiscal Year 2021

The following table provides information regarding each grant of a plan-based award made to an NEO under any plan in the year ended December 31, 2021:

	Type of Award	Grant Date	Estimated Future Payout Under Non-Equity Incentive Plan Awards (1) ($)	All Other Stock Awards: Number of Shares or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards (2) ($)
Raul Vazquez	Annual incentive award	3/1/2022	745,440	—	—	—	—
	Stock options	3/10/2021		—	72,136	21.26	875,010
	RSU	3/10/2021		41,158	—	—	875,019
Jonathan Coblentz	Annual incentive award	3/1/2022	313,433	—	—	—	—
	Stock options	3/10/2021		—	24,733	21.26	300,011
	RSU	3/10/2021		14,112	—	—	300,021
Patrick Kirscht	Annual incentive award	3/1/2022	358,158	—	—	—	—
	Stock options	3/10/2021		—	30,916	21.26	375,011
	RSU	3/10/2021		17,639	—	—	375,005

(1)

This column represents the target amount of annual cash incentive compensation for which the executive was eligible to receive under our annual incentive plan. There are no minimum thresholds or maximums.

(2)

This column reflects the aggregate grant date fair value of the stock options and RSUs measured pursuant to FASB ASC 718, without regard to forfeitures. The assumptions used in calculating the grant date fair value of these awards are set forth in Note 2 and Note 13 to our Notes to the Consolidated Financial Statements included on our Form 10-K filed March 1, 2022. These amounts do not reflect the actual economic value that may be realized by the NEO.

50

Outstanding Equity Awards at 2021 Fiscal Year End

The following table provides information with respect to all outstanding stock options and RSUs held by our NEOs as of December 31, 2021. See “Employment, Severance, and Change in Control Agreements” and “Potential Payments and Benefits Upon Termination or Change in Control” below for information regarding the impact of certain employment termination scenarios on outstanding equity awards.

			Option Awards				Stock Awards

Name	Vesting Commencement Date (1)		Number of Securities Underlying Unexercised Options— Unexercisable (2) (#)	Number of Securities Underlying Unexercised Options— Exercisable (3) (#)	Option Exercise Price ($/sh)	Option Expiration Date	Number of Shares or Units That Have Not Vested (4) (#)	Market Value of Shares or Units That Have Not Vested (5) ($)
Raul Vazquez	4/9/2012		—	791,318	1.32	8/1/2022	—	—
	7/25/2013		—	101,675	4.40	7/24/2023	—	—
	9/10/2014		—	136,363	10.23	9/9/2024	—	—
	7/31/2015		—	3,741	26.73	9/28/2025	—	—
	11/30/2016		—	145,453	19.69	11/29/2026	—	—
	8/30/2018		—	—	—	—	29,353	594,398
	3/3/2019		43,926	96,625	18.04	6/27/2029	—	—
	3/3/2019		—	—	—	—	35,697	722,864
	3/10/2020	(6)	108,768	84,596	19.00	3/9/2030	—	—
	3/10/2020		—	—	—	—	69,080	1,398,870
	9/10/2020	(7)	—	—	—	—	94,425	1,912,106
	3/10/2021	(6)	72,136		21.26	3/9/2031	—	—
	3/10/2021			—	—	—	41,158	833,450
Jonathan Coblentz	7/2/2012		—	78,770	1.32	8/1/2022	—	—
	7/25/2013		—	4,545	4.40	7/24/2023	—	—
	9/24/2014		—	36,363	10.23	9/28/2024	—	—
	11/30/2016		—	34,090	19.69	11/29/2026	—	—
	8/30/2018		—	—	—	—	9,225	186,806
	3/3/2019		14,650	32,200	18.04	6/27/2029	—	—
	3/3/2019		—	—	—	—	11,899	240,955
	3/10/2020	(6)	37,293	29,004	19.00	3/9/2030	—	—
	3/10/2020		—	—	—	—	23,685	479,621
	9/10/2020	(7)	—	—	—	—	32,375	655,594
	3/10/2021	(6)	24,733	—	21.26	47,916.00	—	—
	3/10/2021		—	—	—	—	14,112	285,768
Patrick Kirscht	12/4/2012		—	11,378	1.87	12/3/2022	—	—
	7/25/2013		—	22,727	4.40	7/24/2023	—	—
	8/10/2013		—	45,454	4.40	8/9/2023	—	—
	9/24/2014		—	36,363	10.23	9/28/2024	—	—
	7/31/2015		—	54,545	26.73	9/28/2025	—	—
	11/30/2016		—	45,453	19.69	11/29/2026	—	—
	8/30/2018		—	—	—	—	12,580	254,745
	3/3/2019		21,965	48,310	18.04	6/27/2029	—	—
	3/3/2019		—	—	—	—	17,849	361,442
	3/10/2020	(6)	46,616	36,255	19.00	3/9/2030	—	—
	3/10/2020		—	—	—	—	29,606	599,522
	9/10/2020	(7)	—	—	—	—	40468	819,477
	3/10/2021	(6)	30,916	—	21.26	3/9/2031	17,639	357,190
	3/10/2021

51

(1)

Awards with a vesting commencement date on or prior to July 31, 2015 were granted under our 2005 Plan, awards with vesting commencement date on or prior to September 26, 2019 were granted under our 2015 Stock Option/Stock Issuance Plan. Awards with a vesting commencement date after September 26, 2019 were granted under our 2019 Equity Incentive Plan.

(2)

Each option grant provides for a four-year vesting schedule, with one-fourth of the options vesting on the first anniversary of the vesting commencement date, and the balance vesting in equal monthly installments over the remaining 36 months, subject to the executive’s continued service on each such vesting date. Except as noted below, options are exercisable immediately following grant, also known as “early exercisable,” and unvested shares purchased on an early exercise are subject to a repurchase right in our favor on termination of employment that lapses along the same vesting schedule as contained in the option grant. This column reflects the number of unexercised options that were unvested as of December 31, 2021.

(3)	This column reflects the number of unexercised options that were vested as of December 31, 2021.
(4)

Except as otherwise noted, RSUs include both service-based and performance conditions to vest in the underlying shares of common stock, and require that the executive remains employed through the date upon which both vesting criteria are met. The RSUs will vest over a four-year period with one-fourth of the RSUs vesting on each one year anniversary of the vesting commencement date, subject to the executive’s continued service on each such vesting date. There is no outstanding performance-based vesting condition associated with such RSUs.

(5)	Represents the number of unvested shares underlying RSUs multiplied by the per share fair market value of our common stock as of December 31, 2021, which was $20.25.
(6)	Stock options granted under our 2019 Equity Incentive Plan are not early exercisable.
(7)

Includes “pull-forward” grants awarded in September 2020 where the grant pulled forward 50% of the annual grant value that otherwise would have been awarded as part of the annual review process in March 2021, with the remainder issued as equity grants of stock options and RSUs in March 2021.

Option Exercises and Stock Vested in Fiscal Year 2021

The following table presents information concerning the aggregate number of shares of our common stock for which options were exercised during 2021 for each of the NEOs:

	Option Awards			Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)		Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(3)

Raul Vazquez	—	—		130,250	2,867,342

Jonathan Coblentz	46,200	1,072,266	(1)	43,478	955,744

Patrick Kirscht	12,138	232,945	(2)	44,860	1,011,487

(1)

Reflects six option exercises in August, November and December 2021 which all had a $1.32 per share exercise price. The value realized on exercise was determined based on a fair market value of Oportun stock on the date of the exercise.

(2)

Reflects two option exercises in July 2021 with a weighted average $1.48 per share exercise price. The value realized on exercise was determined based on a fair market value of Oportun stock on the date of the exercise.

(3)	The number of shares and value realized on vesting include shares that were withheld or sold at the time of vesting to satisfy tax withholding requirements.

52

Employment, Severance and Change in Control Agreements

In November 2018, in connection with the compensation and leadership committee’s review of the overall compensatory package of each officer, our board of directors approved a new form of executive offer letter and executive severance and change in control policy for our executive officers. In February 2019, we entered into amended and restated offer letters with each of our NEOs. The offer letters generally provide for at-will employment and set forth the executive’s base salary, eligibility for an annual incentive award opportunity and employee benefits, and coverage under our executive severance policy. Each of our NEOs has also executed our standard form of proprietary information and invention assignment agreement. General provisions of these agreements are discussed below, and any potential payments and benefits due upon a termination of employment or a change in control are further quantified below in “Potential Payments and Benefits Upon Termination or Change in Control.”

Executive Severance and Change in Control Policy

As discussed above, we adopted an executive severance and change in control policy, which supersedes the individual severance arrangements previously entered into with our NEOs and is incorporated by reference into each NEO’s current offer letter.

Upon a termination of employment by us without cause or by the executive for good reason (an “involuntary termination”), our NEOs other than our CEO will receive 12 months of salary continuation and health insurance benefits if they have been employed with us for at least five years (or nine months of such benefits if they have been employed for less than five years). If the termination occurs within 90 days before or 12 months after a change in control, they will receive the higher level of salary continuation and health insurance benefits regardless of their tenure with us, their full target bonus, and full vesting of their unvested equity awards other than performance-vested awards. For performance-vested awards, any acceleration of vesting, exercisability or lapse of restrictions is based on actual performance through the date of such change in control.

On an involuntary termination, our CEO will receive 18 months of salary continuation and health insurance benefits if he has been employed with us for at least five years (or 12 months of such benefits if he has been employed for less than five years), and 12 months’ worth of accelerated vesting of equity awards other than performance-vested awards. If the involuntary termination occurs within the change in control period, he will receive the higher level of salary continuation and health insurance benefits regardless of his tenure with us, 150% of his target bonus, and full vesting of his unvested equity awards other than performance-vested awards. For performance-vested awards, any acceleration of vesting, exercisability or lapse of restrictions is based on actual performance through the date of such change in control.

Severance benefits are subject to the execution of a release of claims by the executive, resignation from all officer and director positions, and continued compliance with the executive’s obligations under any confidentiality, intellectual property assignment, and restrictive covenant agreement with us. The terms “cause,” good reason” and “change in control” can be found in the executive severance policy. If payment payable under our executive severance and change in control policy would be subject to excise taxes under Section 280G of the Internal Revenue Code, such payments will be reduced to the extent necessary to ensure payment to the NEO of the greater of (i) the amount which would not constitute a parachute payment under Section 280G of the Internal Code or (ii) the amount which yields the greatest after-tax amount of benefits after taking into account any applicable excise tax.

53

Potential Payments and Benefits Upon Termination or Change in Control

The following table sets forth the estimated payments and benefits that would be received by each of the NEOs upon a termination of employment without cause or following a resignation for good reason which we refer to below as an involuntary termination, or in the event of an involuntary termination in connection with a change in control of Oportun. This table reflects amounts payable to each NEO assuming his or her employment was terminated on December 31, 2021, and the change in control also occurred on that date. The listed amounts are gross amounts, before deducting any expenses or taxes. For additional discussion of the potential benefits and payments due in connection with a termination of employment or a change in control, please see “Employment, Severance, and Change in Control Agreements—Executive Severance and Change in Control Policy” above.

Name	Involuntary Termination (1)(2) ($)	Change in Control Involuntary Termination (1)(2) ($)
Raul Vazquez
Cash Severance	900,000	900,000
Annual Incentive Award	—	900,000
Continuation of Health Insurance Benefits	24,436	24,436
Accelerated Vesting of Equity Awards	2,197,561	4,861,275
Total	3,121,997	6,685,711
Jonathan Coblentz
Cash Severance	387,002	387,002
Annual Incentive Award	—	251,551
Continuation of Health Insurance Benefits	8,118	8,118
Accelerated Vesting of Equity Awards	—	2,396,808
Total	395,120	3,043,479
Patrick Kirscht
Cash Severance	446,706	446,706
Annual Incentive Award	—	290,359
Continuation of Health Insurance Benefits	22,482	22,482
Accelerated Vesting of Equity Awards	—	2,898,682
Total	469,188	3,658,229

(1)	Based on salary and bonus targets as of December 31, 2021.
(2)

The estimated value of accelerated vesting of equity awards was calculated by multiplying the number of shares underlying the unvested option or RSU awards that would be accelerated by the per share fair market value of our common stock as of December 31, 2021, which was $20.25, minus the aggregate exercise price attributable to the accelerated shares in the case of an option. Options that have a per share exercise price above $20.25 are assumed to have no value.

54

Equity Compensation Plan Information

The following table provides information as of December 31, 2021 with respect to shares of our common stock that may be issued under our existing equity compensation plans:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Restricted Stock Units and Rights (#)	Weighted Average Exercise Price of Outstanding Options ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column) (#)

Equity compensation plans approved by security holders

2019 Equity Incentive Plan	3,376,470	19.64	1,578,249

2015 Stock Option / Stock Issuance Plan	2,120,435	20.73	—

2005 Stock Option / Stock Issuance Plan	1,660,015	5.87	—

2019 Employee Stock Purchase Plan	—	—	1,273,009

2021 Inducement Equity Incentive Plan	385,268		269,732

Equity compensation plans not approved by security holders	—	—	—

Total	7,542,188		3,120,990

55

Report of the Compensation and Leadership Committee

The information contained in this report of the compensation and leadership committee shall not be deemed to be “soliciting material,” “filed” with the SEC, subject to Regulations 14A or 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or subject to the liabilities of Section 18 of the Exchange Act. No portion of this compensation and leadership committee report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, through any general statement incorporating by reference in its entirety the proxy statement in which this report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed filed under either the Securities Act or the Exchange Act.

The compensation and leadership committee has reviewed and discussed with management the “Executive Compensation” section contained in this proxy statement. Based on this review and discussion, the compensation and leadership committee has recommended to the Board that the “Executive Compensation” section be included in this proxy statement and incorporated into Oportun’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

Respectfully submitted by the members of the compensation and leadership committee of the Board:

Frederic Welts (Chair)

Aida M. Alvarez

Ginny Lee

Carl Pascarella

David Strohm

56

Certain Relationships and Related Transactions

The following is a summary of transactions and arrangements, since the beginning of our last fiscal year, to which we have been a participant, in which the amount involved exceeded or will exceed the lesser of $120,000 or one percent of the average Company’s total assets at year-end for the last two completed fiscal years in which we were or are to be a participant and in which a related person had or will have a direct or indirect material interest. A related person is: (i) an executive officer, director or director nominee, (ii) a beneficial owner of more than 5% of our common stock, (iii) an immediate family member of an executive officer, director or director nominee or beneficial owner of more than 5% of our common stock, or (iv) any entity that is owned or controlled by any of the foregoing persons has a substantial ownership interest or control.

Indemnification Agreements

Our amended and restated certificate of incorporation contains provisions limiting the liability of our directors, and our amended and restated bylaws provide that we indemnify each of our directors to the fullest extent permitted under Delaware law. Our amended and restated certificate of incorporation and amended and restated bylaws also provide our Board with discretion to indemnify our officers and employees when determined appropriate by our Board. In addition, we have entered and expect to continue to enter into agreements to indemnify our directors and executive officers.

Investors’ Rights Agreements

We are party to an amended and restated investors’ rights agreement with certain purchasers of the Company’s preferred stock (which converted to common stock in our IPO), which provides, among other things, that certain holders of our capital stock, have the right to demand that we file a registration statement or request that their shares of our capital stock be included on a registration statement that we are otherwise filing.

In connection with the acquisition of Digit, we entered into an investor rights agreement with the holders of Digit stock, pursuant to which the holders have certain “piggyback” registration rights with respect to registrations of equity securities initiated by the Company.

Transactions with Credit Karma

Raul Vazquez is currently a member of the board of directors of Intuit Inc. (“Intuit”). On December 3, 2020, Intuit acquired Credit Karma. We have conducted business with Credit Karma for lead generation services since November 2019 and made payments to Credit Karma of approximately $5.9 million for services provided in 2021. Mr. Vazquez is not involved in directly managing Credit Karma and these transactions with Credit Karma were entered into in the ordinary course of business. This transaction was approved in accordance with Oportun’s Related Person Transactions Policy.

Policies and Procedures for Related Party Transactions

We have adopted a policy that all transactions, arrangements, or relationships in which the amounts exceed $120,000 or one percent of the average Company’s total assets at year-end for the last two completed fiscal years between us and our directors, executive officers, holders of more than 5% of our capital stock, any member of the immediate family of the foregoing persons, or their affiliates are approved by the audit and risk committee, or a similar committee consisting of entirely independent directors, according to the terms of our code of business conduct. In approving or rejecting any such related party proposal, the audit and risk committee will consider the relevant facts and circumstances available and deemed to be relevant to the matter, including, but not limited to, risks, costs, impact on independence, availability of alternatives, and transaction terms that could have been obtained from unaffiliated third parties.

57

We believe that we have executed all the transactions described above on terms no less favorable to us than we could have obtained from unaffiliated third parties. It is out intent to ensure that all future transactions between us and related parties are also approved by the audit and risk committee, or a similar committee consisting of entirely independent directors, according to the terms of our code of business conduct, and are on terms no less favorable to us than those that we could obtain from unaffiliated third parties.

Other Matters

Annual Report on Form 10-K and SEC Filings

We have filed our Annual Report on Form 10-K for the year ended December 31, 2021 with the SEC. It is available free of charge at the SEC’s web site at www.sec.gov. Our Annual Report and this proxy statement are posted on our investor relations website at https://investor.oportun.com and are available from the SEC at its website at www.sec.gov. If you do not have access to the internet or have not received a copy of our Annual Report, you may request a copy of it or any exhibits thereto without charge by writing to our Corporate Secretary at Oportun Financial Corporation, 2 Circle Star Way, San Carlos, CA 94070.

58

Appendix: Reconciliation on Non-GAAP Financial Measures

The proxy statement contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). Adjusted EBITDA is a non-GAAP financial measure defined as our net income (loss), adjusted for the impact of our election of the fair value option and further adjusted to eliminate the effect of certain items as described below. We believe that Adjusted EBITDA is an important measure because it allows management, investors and our Board to evaluate and compare our operating results, including our return on capital and operating efficiencies, from period-to-period by making the adjustments described below. In addition, it provides a useful measure for period-to-period comparisons of our business, as it removes the effect of taxes, certain non-cash items, variable charges and timing differences.

•

We believe it is useful to exclude the impact of income tax expense (benefit), as reported, because historically it has included irregular income tax items that do not reflect ongoing business operations.

•	We believe it is useful to exclude the impact of depreciation and amortization and stock-based compensation expense because they are noncash charges.

•

We believe it is useful to exclude the impact of certain non-recurring charges, such as expenses associated with a litigation reserve, our retail network optimization plan, impairment charges and acquisition and integration related expenses because these items do not reflect ongoing business operations. During the last three quarters of 2020 we excluded COVID-19 expenses in our adjustments to derive Adjusted EBITDA. As of January 1, 2021, COVID-19 expenses are no longer being excluded from Adjusted EBITDA because our business practices have been updated to operate in the current environment.

•

We also reverse origination fees for Fair Value Loans, net. We recognize the full amount of any origination fees as revenue at the time of loan disbursement in advance of our collection of origination fees through principal payments. As a result, we believe it is beneficial to exclude the uncollected portion of such origination fees, because such amounts do not represent cash that we received.

•	We also reverse the fair value mark-to-market adjustment because it is a non-cash adjustment as shown in the table below.

	Year Ended December 31,
Components of Fair Value Mark-to-Market Adjustment - Fair Value Pro Forma (in thousands)	2021	2020
Fair value mark-to-market adjustment on Fair Value Loans	$57,044	$(25,548)
Fair value mark-to-market adjustment on asset-backed notes	15,408	2,804
Fair value mark-to-market adjustment on derivatives	(3,097)	—
Total fair value mark-to-market adjustment—Fair Value Pro Forma	$69,355	$(22,744)

59

The following table presents a reconciliation of net income (loss) to Adjusted EBITDA for the years ended December 31, 2021 and 2020 as if the fair value option had been in place since inception for all loans held for investment and all asset-backed notes:

	Year Ended December 31,
Adjusted EBITDA (in thousands)	2021	2020
Net income (loss)	$47,414	$(45,082)
Adjustments:
Fair Value Pro Forma net income adjustment (1)	—	874
Income tax expense (benefit)	15,377	(12,330)
COVID-19 expenses (2)	—	4,632
Depreciation and amortization	23,714	20,220
Impairment (3)	3,324	3,702
Stock-based compensation expense	18,857	19,488
Litigation reserve	—	8,750
Retail network optimization expenses	12,828	—
Acquisition and integration related expenses	10,648	—
Origination fees for Fair Value Loans, net	(15,836)	(900)
Fair value mark-to-market adjustment	(69,355)	22,744
Adjusted EBITDA (4)	$46,971	$22,098

(1)	Beginning in 2021 we are no longer including any Fair Value Pro Forma adjustments because all loans originated and held for investment and asset-backed notes issued are recorded at fair value.
(2)	As of January 1, 2021, COVID-19 expenses are no longer being excluded from Adjusted EBITDA because our business practices have been updated to operate in the current environment.
(3)

The impairment charge in 2021 was recognized on a right-of-use asset related to our leased office space in San Carlos, California due to management’s decision to move toward a remote-first work environment. The impairment charge in 2020 was recognized on fixed assets and system development costs associated with our direct auto product.

(4)

For the year ended December 31, 2021, Adjusted EBITDA includes a pre-tax impact of $28.8 million, related to the launch of new products and services (such as secured personal loans, credit card, bank partnership and expenses associated with our bank charter application). For the year ended December 31, 2020, Adjusted EBITDA included a pre-tax impact of $18.2 million related to the launch of new products and services (such as direct auto and credit card).

60

SCAN TO
VIEW MATERIALS & VOTE w
OPORTUN FINANCIAL CORPORATION
2 CIRCLE STAR WAY VOTE BY INTERNET
SAN CARLOS, CA 94070 Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 8:59 p.m. Pacific Time on June 13, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
During the Meeting - Go to www.virtualshareholdermeeting.com/OPRT2022
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 8:59 p.m. Pacific Time on June 13, 2022. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. We must receive it by June 13, 2022 for your vote to be counted.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D84631-P73175 KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY
OPORTUN FINANCIAL CORPORATION
The Board of Directors recommends you vote FOR each of the Nominees listed in proposal 1, and FOR proposals 2 and 3:
1. Election of Class III Directors to serve until the 2025 Annual Meeting of Stockholders
Nominees: For Withhold
1a. Carl Pascarella ! !
1b. Raul Vazquez ! !
1c. R. Neil Williams ! ! For Against Abstain
2. Ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2022. ! ! !
3. To approve, on an advisory non-binding basis, the named executive officer compensation, as described in the proxy statement. ! ! !
NOTE: In their discretion, the proxy holders will vote on such other business as may properly come before the meeting or any adjournments or postponements thereof.
Please sign exactly as your name(s) appear(s) hereon. When Yes No signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each HOUSEHOLDING ELECTION - Please indicate if you consent ! ! sign personally. All holders must sign. If a corporation or to receive certain future investor communications in a single partnership, please sign in full corporate or partnership name by package per household. authorized officer.
Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Combined Document is available at www.proxyvote.com.
D84632-P73175
OPORTUN FINANCIAL CORPORATION Annual Meeting of Stockholders June 14, 2022 8:00 a.m. Pacific Time This proxy is solicited by the Board of Directors
The stockholder(s) hereby appoint(s) Raul Vazquez, Jonathan Coblentz and Joan Aristei, and each of them, as proxies and attorneys-in-fact, each with full power of substitution, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of OPORTUN FINANCIAL CORPORATION that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 a.m. Pacific Time on June 14, 2022, virtually at www.virtualshareholdermeeting.com/OPRT2022, and any adjournment or postponement thereof.
This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the recommendations of the Board of Directors.
Continued and to be signed on reverse side